EXHIBIT 2.8

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                             CONTRIBUTION AGREEMENT

                                   DATED AS OF

                                DECEMBER 29, 2000

                                  BY AND AMONG

                                     ELXSI,
                            A CALIFORNIA CORPORATION
                                   ("ELXSI"),

                       BICKFORD'S HOLDINGS COMPANY, INC.,
                             A DELAWARE CORPORATION
                                 ("BICKHOLDCO"),

                                       AND

                      BICKFORD'S FAMILY RESTAURANTS, INC.,
                             A DELAWARE CORPORATION
                                  ("BICKOPCO")

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     THIS CONTRIBUTION AGREEMENT, dated as of December 29, 2000 (this
"AGREEMENT" or the "CONTRIBUTION AGREEMENT"), is by and among: (1) ELXSI, a California Corporation ("ELXSI"), (2) BICKFORD'S HOLDINGS COMPANY, INC., a Delaware corporation ("BICKHOLDCO"), and (3) BICKFORD'S FAMILY RESTAURANTS, INC., a Delaware corporation ("BICKOPCO").

                                   BACKGROUND

     A. ELXSI, a wholly owned subsidiary of ELXSI Corporation, a Delaware corporation ("PARENT"), is currently engaged in two separate lines of business, owned and operated as divisions thereof, one of which is its Bickford's Family Restaurant Division (the "BICKFORD'S DIVISION" or "SUBJECT BUSINESS"), headquartered in Boston, Massachusetts and including, at the date hereof, sixty-seven (67) Bickford's Family Fare restaurants located in New England and operated under the owned Bickford's and/or Bickford's Family Fare name, trademark(s) and concept (the "RESTAURANTS"). ELXSI's other line of business is its Cues Division (the "CUES DIVISION"), which is headquartered in Orlando, Florida and manufactures and services video inspection and repair equipment for wastewater and drainage systems, primarily for governmental municipalities, service contractors and industrial users.

     B. ELXSI has caused BickHoldCo to be formed with the intention that ELXSI will contribute the Subject Business and Included Assets, subject to the Included Liabilities (as such terms are hereinafter defined), to BickHoldCo in consideration of (in addition to the assumption by BickHoldCo of the Included Liabilities) 100% of the issued and outstanding BickHoldCo Common Stock and the Senior Subordinated Note, Subordinated Note and BickHoldCo Preferred Shares (as such terms are hereinafter defined) in a so-called "ss.351 transaction" under the Code (as more particularly defined below, the Initial Contribution). ELXSI has also caused BickOpCo to be formed with the intention that, immediately after the effectiveness of the Initial Contribution, BickHoldCo will contribute the Subject Business and Included Assets, subject to the Included Liabilities, to BickOpCo in consideration of (in addition to the assumption by BickOpCo of the Included Liabilities) 100% of the issued and outstanding BickOpCo Common Stock and the assumption by BickOpCo of the Senior Subordinated Note and Subordinated
Note in a so-called "ss.351 transaction" under the Code (as more particularly defined below, the Second Contribution).

     C. As a result of and immediately after the consummation of the foregoing transactions (the "MAIN TRANSACTIONS"), among other things: (i) BickHoldCo will be a wholly owned subsidiary of ELXSI and will be the 100% parent corporation of BickOpCo, and (ii) BickOpCo will be a wholly owned subsidiary of BickHoldCo and will own and operate the Subject Business and Included Assets (subject to the Included Liabilities).

     NOW, THEREFORE, in consideration of the mutual benefits to be derived and the covenants, agreements and conditions herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

                             ARTICLE I: DEFINITIONS

     For purposes of this Agreement, the following terms, not defined elsewhere herein, have the following meanings:

     SECTION 1.1. BICKFORD'S HEAD OFFICE means the Boston, Massachusetts headquarters building and site of the Bickford's Division (and Subject Business).

     SECTION 1.2. BICKFORD'S INSURANCE POLICIES means and includes the insurance policies and insurance contracts of any kind that are owned or maintained by, or provide a benefit in favor of (in whole or in part), the Bickford's Division, Subject Business and/or Bickford's or any predecessors thereof as the insured party or interest, including primary and excess policies, commercial general liability policies, commercial automobile insurance policies, workers' compensation policies (including occupational disease), property, casualty and directors' and officers' liability insurance policies, fiduciary

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liability insurance policies, commercial crime insurance policies, and self-insurance and captive insurance company arrangements, together with the rights, privileges and benefits arising thereunder.

     SECTION 1.3. BICKFORD'S MORTGAGE means and includes any Restaurant-specific mortgage financing provided to ELXSI and/or the Bickford's Division to purchase or otherwise acquire the real property (and related assets) comprising or included in such Restaurant.

     SECTION 1.4. BICKFORD'S MORTGAGE LENDER means and includes any third-party Person who provided (or provides) any Bickford's Mortgage.

     SECTION 1.5. BICKFORD'S PARTY means BickHoldCo and/or BickOpCo, as the context may require or permit.

     SECTION 1.6. BICKFORD'S PSOR PLAN means the ELXSI 1991 Phantom Stock Plan, which was established for the benefit of certain Subject Business executives).

     SECTION 1.7. BICKFORD'S-VERMONT means Vermont Bickford's, Inc., a Vermont corporation and wholly owned subsidiary of ELXSI. Bickford's-Vermont holds one or more Permits relating to the Subject Business Restaurant located in Brattleboro, Vermont and is considered to be part of the Bickford's Division.

     SECTION 1.8. BICKHOLDCO CERTIFICATE OF DESIGNATIONS means the Certificate of Designations with respect to the BickHoldCo Preferred Stock, which is (or shall be) in the form of EXHIBIT D.

     SECTION 1.9. BICKHOLDCO COMMON STOCK means the Common Stock, par value $.001 share, of BickHoldCo.

     SECTION 1.10. BICKHOLDCO PREFERRED STOCK means the Class A 3% Cumulative Redeemable Preferred Stock, par value $.001 per share, of BickHoldCo.

     SECTION 1.11. BICKOPCO COMMON STOCK means the Common Stock, par value $.001 share, of BickOpCo.

     SECTION 1.12. BILL OF SALE means a Bill of Sale, Assignment and Assumption substantially in the form of EXHIBIT A.

     SECTION 1.13. BOFA means Bank of America, N.A., and its successors and assigns.

     SECTION 1.14. CLOSING means the closing and consummation of the Main Transactions.

     SECTION 1.15. CLOSING DATE means December 30, 2000. Such Closing Date will be the effective date of the Closing notwithstanding that the physical Closing may take place prior thereto.

     SECTION 1.16. CODE means the U.S. Internal Revenue Code of 1986, as amended.

     SECTION 1.17. CONSENT means and includes any consent, authorization, approval or waiver from, or any notification requirement to, any Person.

     SECTION 1.18. CONTRACT means and includes any contract, agreement, instrument, undertaking, bid, commitment or arrangement, written or oral, of any kind or description whatsoever.

     SECTION 1.19. CONTRIBUTION-RELATED BOFA FACILITY AMENDMENTS means such amendments, restatements, supplements and other modifications to ELXSI Credit Agreement (and/or certain Related Agreements and Supplemental Documentation (as

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defined therein)), and such new, replacement and other additional agreements, instruments, certificates and other documents, required or requested by BofA and acceptable to ELXSI, as have been or (effective on or as of the Closing Date) as shall be required or requested by BofA in connection with the transactions contemplated hereby.

     SECTION 1.20. ELXSI CREDIT AGREEMENT means that certain Amended and Restated Loan and Security Agreement, dated as of December 30, 1996, between ELXSI and BofA (then named Bank of America Illinois), as amended.

     SECTION 1.21. ENVIRONMENTAL LAW means and includes any federal, state, regional, special district, local or foreign statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law (including tort and nuisance law), legal doctrine, order, judgment, decree, injunction, requirement or agreement with any Governmental Authority, now or hereafter in effect relating to health, safety, pollution or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or to emissions, discharges, releases or threatened releases of any substance currently or at any time hereafter listed, defined designated or classified as hazardous, toxic, waste, radioactive or dangerous, or otherwise regulated, under any of the foregoing, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such substances, including the federal Comprehensive Environmental Response, Compensation and Liability Act, the federal Superfund Amendments and Reauthorization Act and the federal Resource Conservation and Recovery Act and comparable provisions in any federal, state, regional, special district, local or foreign law.

     SECTION 1.22. ENVIRONMENTAL LIABILITIES means all Liabilities resulting from, relating to, arising out or in connection with any Environmental Law or Contract relating to environmental, health or safety matters (including all removal, remediation or cleanup costs, investigatory costs, governmental response costs, natural resources damages, property damages, personal injury damages, costs of compliance with any product take back requirements or with any settlement, judgment or other determination of Liability and indemnity, contribution or similar obligations) and all costs and expenses, interest, fines, penalties or other monetary sanctions in connection therewith.

     SECTION 1.23. EXECUTIVE EMPLOYMENT AGREEMENTS means those certain two Employment Agreements, dated as of June 30, 1997, as amended, between ELXSI and Alexander M. Milley and David M. Doolittle (respectively).

     SECTION 1.24. GOVERNMENTAL APPROVAL means and includes any notice, report or other filing given (or to be given) to or made (or to be made) with, or any consent, registration, approval, permit or authorization obtained (or to be obtained) from, any Governmental Authority.

     SECTION 1.25. GOVERNMENTAL AUTHORITY means and includes any federal, state, regional, special district, local or foreign court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

     SECTION 1.26. INFORMATION means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

     SECTION 1.27. INITIAL CONTRIBUTION means the contribution, transfer, grant, conveyance, assignment, setting over and delivery by ELXSI to BickHoldCo of the Included Assets pursuant to Section 2.1 subject to (by means of the transfer, assignment, delegation and assumption pursuant to Section 2.2 of) the Included Liabilities.

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     SECTION 1.28.  LEGAL ACTION means and includes any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation before any federal, state, regional, special district, local or foreign Governmental Authority or any arbitration or mediation tribunal.

     SECTION 1.29. LIABILITIES means and includes all indebtedness, liabilities, obligations, commitments, payments, losses, claims, charges, demands, actions, causes of action, suits, damages, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities and requirements, including all contractual obligations and Environmental Liabilities, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law (including any Environmental Law), rule, regulation, action, cause of action or suit (actual, threatened or contemplated) (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such action, cause of action or suit), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, agreement, instrument commitment or undertaking, in each case, whether or not recorded, carried or reflected on the books and records or financial statements of any relevant Person, or required to be so recorded, carried or reflected.

     SECTION 1.30. LIEN means and includes any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance or adverse claim of any nature whatsoever.

     SECTION 1.31. MANAGEMENT AGREEMENT means that certain Management Agreement dated as of September 25, 1989, as amended, between Cadmus Corporation (as assignee of Milley Management Incorporated, the assignee of Winchester National, Inc. d/b/a Milley & Company), and ELXSI (as assignee of Parent).

     SECTION 1.32. MATERIAL ADVERSE EFFECT means a material adverse effect on the Subject Business or its prospects.

     SECTION 1.33. NOTES is the collective reference to the Senior Subordinated Note(s) and Subordinated Note(s).

     SECTION 1.34. ORLANDO PROPERTIES means the real property (land, buildings and improvements) located in Orlando, Florida, the location of Parent's and ELXSI's present and former corporate headquarters and of the Cues's Division head office and manufacturing facility (addresses: 3600 Rio Vista Boulevard and 3501 Vineland Road, Orlando, Florida).

     SECTION 1.35. PARTY is the collective reference to ELXSI, BickHoldCo and BickOpCo.

     SECTION 1.36. PERSON means and includes any individual, corporation, general or limited partnership, limited liability company or partnership, trust, joint venture, unincorporated entity, Governmental Authority or other entity.

     SECTION 1.37. SECOND CONTRIBUTION means the contribution, transfer, grant, conveyance, assignment, setting over and delivery by BickHoldCo to BickOpCo of the Included Assets pursuant to Section 2.3 subject to (by means of the transfer, assignment, delegation and assumption pursuant to Section 2.4 of) the Included Liabilities.

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     SECTION 1.38.  TAXES means and includes all federal, state, regional, special district, local and foreign taxes, levies, imposts, assessments, deductions, withholdings and other similar payments, additions to tax and any interest and penalties with respect thereto.

     SECTION 1.39. TRANSFEREE means and includes: (i) BickHoldCo in its capacity as the transferee of the Subject Business, Included Assets and Included Liabilities in the Initial Contribution, and (ii) BickOpCo in its capacity as the transferee of the Subject Business, Included Assets and Included Liabilities in the Second Contribution.

     SECTION 1.40. TRANSFEROR means and includes: (i) ELXSI in its capacity as the transferor of the Subject Business, Included Assets and Included Liabilities in the Initial Contribution, and (ii) BickHoldCo in its capacity as the transferor of the Subject Business, Included Assets and Included Liabilities in the Second Contribution.

     SECTION 1.41.  USPTO means the United State Patent and Trademark Office.

                  ARTICLE II: INITIAL AND SECOND CONTRIBUTIONS

     SECTION 2.1. INITIAL CONTRIBUTION. (a) INCLUDED ASSETS. Effective at 11:59 PM on the Closing Date, ELXSI shall contribute, transfer, grant, convey, assign, set over and deliver to BickHoldCo, and its successors and assigns forever, and BickHoldCo shall receive and accept from ELXSI, all of ELXSI's rights, title and interest in, to and under the Bickford's Division and all of the businesses, operations, franchises, rights, claims, privileges, properties and assets owned, used or held for use by ELXSI with respect to or in connection with, in whole or in part, the Bickford's Division, of every nature and description; real, personal or mixed; tangible, intangible or contingent; wherever located (including in the possession of vendors or other third parties, or elsewhere); and whether or not recorded, carried or reflected on the books and records or financial statements of ELXSI or required to be so recorded, carried or reflected (the "INCLUDED ASSETS"); including the following:

         (1) OWNED REAL PROPERTY. All fee and other ownership interests in real property (land, buildings and improvements) comprising or relating to any Restaurant site or the Bickford's Head Office ("OWNED REAL PROPERTY");

         (2) LEASED REAL PROPERTY. All leasehold interests in real property (land, buildings and improvements) comprising or relating to any Restaurant site leased from third parties ("LEASED REAL PROPERTY");

         (3) OTHER REAL PROPERTY INTERESTS. All such interests in real property, not described in the foregoing clauses (1) or (2), as shall run with the ownership, leasing, use or occupancy of, or shall otherwise be held by or inure to the benefit of, any of the Restaurant or the Bickford's Head Office sites, and/or the owner or operator thereof ("OTHER REAL PROPERTY INTERESTS");

         (4) FURNITURE, FIXTURES AND EQUIPMENT. All furniture, fixtures (including trade fixtures), equipment and like property located at: (i) any of the Restaurants (including booths; tables; chairs; counters; ice cream chests; counters; cash registers; salad bars; ovens; refrigerators; freezers, grills, broilers, microwave ovens, convection ovens, heating and warming equipment, mixers, ice machines, dishwashers and other appliances; sinks; pots, pans and kitchen utensils; special and general tools; testing devices; storage shelves and bins; telephones and telephone systems; computers, computer equipment and other data storage apparatus; and office materials and supplies); or (ii) the Bickford's Head Office (including: desks; tables; chairs; counters; computers, computer equipment and other data storage apparatus; telephones and telephone systems; office materials and supplies); and all motor vehicles and other transportation or loading equipment located or used at any of the Restaurants or the Bickford's Head Office;

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         (5)  INVENTORY. All inventory of any type whatsoever located at or in, or in transit to or from, any of the Restaurants or the Bickford's Head Office, including food and beverages, retail goods generally sold at cashier stands, utensils, chinaware, glasses, cups, uniforms, cleaning and maintenance supplies, and paper goods;

         (6) CONTRACTS. All contracts, agreements, instruments, commitments, undertakings, bids and purchase and supply orders (including for food and beverages), written or oral, to which ELXSI (for the benefit of the Bickford's Division) and/or the Bickford's Division is a party, and/or which relate to the Subject Business, any Included Asset and/or any Included Liability ("INCLUDED CONTRACTS"), including equipment and other personal property leases and the Bickford's Division 401(k) Plan but excluding the Bickford's PSOR Plan;

         (7) PREPAID EXPENSES. All prepaid expenses, advances and deposits to the extent relating to any of the Restaurants or the Bickford's Head Office, or otherwise made by or for the benefit of the Subject Business;

         (8) INFORMATION, BOOKS AND RECORDS. All Information, files, books and records (including Restaurant and Bickford's Head Office real estate records and files, surveys and environmental reports; historical and other accounting books, records, files and work papers; market studies; competition analyses; sales, cost and pricing information and models; product testing data; product files; bills of materials, customer and vendor lists and records; employee and employment records; plans; prints; specifications; architectural drawings; forms; and operation and employee manuals) used or held for use by the Bickford's Division;

         (9) MENUS, FORMS, ETC. All: menus; employee training and operating manuals; contract, purchase, work and supply order form copies and counterparts; labels; shipping materials; catalogs; brochures; art work; photographs and advertising and promotional copy; materials and literature; in each case in whatever form (including: paper; computer tape, disc or diskette; or magnetic tape), used or held for use by the Bickford's Division; used or held for use by the Bickford's Division; and all Bickford's stationery, in whatever form;

         (10) INTELLECTUAL PROPERTY RIGHTS. All: patents; patent applications; registered and unregistered trademarks (including the "Bickford's Country" and "Bickford's" trademark registered in the USPTO (the "BICKFORD'S REGISTERED MARKS")); trademark applications; service marks; trade names; corporate and fictitious names; trade dress rights; copyrights; copyright applications; inventions; technical information; administrative systems; recipes, formulations and specifications; trade secrets; computer applications, programs and other software, and licenses therefor; telephone and telecopier numbers; logos; slogans; proprietary processes and formulae; and all other confidential, proprietary and other information, know-how and intellectual property rights; in each case whether patentable or unpatentable, registered or unregistered, owned, licensed or used or held for use by the Bickford's Division and/or any Included Assets ("INTELLECTUAL PROPERTY RIGHTS");

         (11) PERMITS. All Governmental Authority licenses, permits, rights, privileges, registrations, reports, franchises, authorizations and other Consents (including liquor licenses, and food and beverage service licenses) which are required under any applicable law in connection with the ownership and/or operation of the Subject Business, any of Restaurants and/or any of the other Included Assets ("PERMITS") to the extent assignable or otherwise transferrable;

         (12) BICKFORD'S-VERMONT. All the outstanding shares of capital stock and other equity interests in Bickford's-Vermont;

         (13) GOODWILL AND OTHER INTANGIBLES. All goodwill of the Bickford's Division and Subject Business; and all rights to use and exploit the Included Assets, including the Subject Business's customer base, supplier base and workforce in place, and the business and commercial relationships appertaining to the Subject Division and/or Included Assets;

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         (14) OTHER RIGHTS AND CLAIMS. All rights (including to bring or assert
Legal Actions), claims (including counterclaims) and causes of action against third parties relating to the Subject Business, any of the Included Assets (including warranties, service contracts and insurance recoveries or rights) and/or any of the Included Liabilities; and

         (15) OTHER MISCELLANEOUS. All such other businesses, operations, franchises, rights, claims, privileges, properties and assets in the possession or control of ELXSI to the extent that they pertain to the Subject Business and/or any other Included Assets.

     (b) EXCLUDED ASSETS. Notwithstanding the foregoing, the "Included Assets" do not include, and ELXSI is retaining and shall retain all of its rights, title and interest in, to and under the following (collectively, the "EXCLUDED ASSETS"):

         (1)  ORLANDO PROPERTIES. All interests in the Orlando Properties;

         (2) ACCOUNTS RECEIVABLE AND CASH. All trade and other accounts and notes receivable of the Bickford's Division and/or Subject Division, if any, and all cash on hand, cash equivalents and other proceeds thereof;

         (3) CUES ASSETS. The Cues Division and all of the businesses, operations, franchises, rights, claims, privileges, properties and assets owned, used or held for use by ELXSI and/or the Cues Division with respect to or in connection with, in whole or in part, the Cues Division, of every nature and description; real, personal or mixed; tangible, intangible or contingent; wherever located (including in the possession of vendors or other third parties, or elsewhere); and whether or not recorded, carried or reflected on the books and records or financial statements of ELXSI or required to be so recorded, carried or reflected (the "CUES ASSETS"), including all: (i) equipment, machinery, general or special tools, testing devices, furniture, fixtures (including trade fixtures) and like property located at any of the Orlando Properties; (ii) inventory, raw materials, work-in-process, spare parts and finished goods, of any type whatsoever; (iii) contracts, agreements, instruments, undertakings, bids, and purchase and supply orders, written or oral, to which ELXSI (for the benefit of the Cues Division) and/or the Cues Division is a party, and/or which relate to the business of the Cues Division;
(v) trade and other accounts and notes receivable of the Cues Division, any intercompany receivable owed to the Cues Division, and all cash on hand, cash equivalents and other proceeds of any of the foregoing; (vi) prepaid expenses, advances and deposits made by or for the benefit of the Cues Division, any Cues Assets and/or the Orlando Properties; (vii) Information, files, books and records (including: historical and other accounting books, records, files and work papers; research and development materials; market studies; competition analyses; sales, costs and pricing information and models; product testing data; product engineering files; bills of materials; customer and vendor lists and records; employee and employment records; plans; prints; specifications; engineering drawings; product data sheets; forms; and operation and maintenance manuals) used or held for use by the Cues Division; (viii) contract, purchase, work and supply order form copies and counterparts; labels; shipping materials; catalogs; brochures; art work; photographs; and advertising and promotional copy, materials and literature; in each case in whatever form, used or held for use by the Cues Division, and all Cues stationery, in whatever form; (ix) patents; patent applications; registered and unregistered trademarks; trademark applications; service marks; trade names; corporate and fictitious names; trade dress rights; copyrights; copyright applications; inventions; technical information; administrative systems; trade secrets; computer applications, programs and other software, and licenses therefor; telephone and telecopier numbers; logos; slogans; proprietary processes and formulae; and all other confidential, proprietary and other information, know-how and intellectual property rights; in each case whether patentable or unpatentable, registered or unregistered, owned, licensed or used or held for use by the Cues Division and/or any Cues Assets; (x) Governmental Authority licenses, permits, rights, privileges, registrations, reports, franchises, authorizations and other Consents which are required under any applicable law in connection with the

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ownership or operation of the Cues Division and/or any Cues Assets; (xi)
goodwill of the Cues Division; and all rights to use and exploit the Cues Assets, including the Cues Division's customer base, supplier base and workforce in place, and the business and commercial relationships appertaining to the Cues Division and/or Cues Assets; (xi) rights (including to bring or assert Legal Actions), claims (including counterclaims) and causes of action against third parties relating to the Cues Division and/or any Cues Assets (including warranties, service contracts and insurance recoveries or rights) or any of the Excluded Liabilities (as defined in Section 2.2(b));

         (4) ELXSI CORPORATE ASSETS. All of the franchises, rights, claims, privileges, properties and assets owned, used or held for use by ELXSI with respect to or in connection with, in whole or in part, the so-called "head-office" or "corporate" activities of ELXSI as the parent entity and owner of the Bickford's Division and Cues Division and/or as the subsidiary of Parent ("CORPORATE ACTIVITIES"), of every nature and description; real, personal or mixed; tangible, intangible or contingent; wherever located (including in the possession of vendors or other third parties, or elsewhere); and whether or not recorded, carried or reflected on the books and records or financial statements of ELXSI or required to be so recorded, carried or reflected (the "CORPORATE ASSETS"), including all: (i) ELXSI corporate seals, minute books, certificate or articles of incorporation and by-law documents, stock record books and other books and records that pertain to the organization of ELXSI; (ii) income and franchise tax returns and records; (iii) equipment (including office equipment), furniture, fixtures (including trade fixtures) and like property located at any of the Orlando Properties; (iv) contracts, agreements, instruments, commitments, undertakings, bids, and purchase and supply orders, written or oral, to which ELXSI is a party and which relate to Corporate Activities; (v) accounts and notes receivable relating to Corporate Activities, and all intercompany receivables owed by Parent, any subsidiary of ELXSI or the Cues Division; (vi) all of ELXSI's cash on hand, cash equivalents, and bank, brokerage and other deposit accounts; (vii) prepaid expenses, advances and deposits made by or for the benefit of any Corporate Activities, any Corporate Assets or the Orlando Properties; (viii) Information, files, books and records, used or held for use by the ELXSI in connection with its Corporate Activities, including historical and other accounting books, records, files and work papers; (ix) contract, purchase, work and supply order form copies and counterparts; labels; shipping materials; and art work; in each case in whatever form (including: paper; computer tape, disc or diskette; or magnetic tape); and all ELXSI stationery, in whatever form; (x) trade names; corporate and fictitious names; copyrights; technical information; administrative systems; trade secrets; computer applications, programs and other software, and licenses therefor; telephone and telecopier numbers; logos; slogans; proprietary processes and formulae; and all other confidential, proprietary and other information, know-how and intellectual property rights; in each case whether patentable or unpatentable, registered or unregistered, owned, licensed or used or held for use by ELXSI in connection with its Corporate Activities and/or any Corporate Assets; (xi) Governmental Authority licenses, permits, rights, privileges, registrations, reports, franchises, authorizations and other Consents which are required under any applicable law in connection with the ownership or operation of the Orlando Properties and/or any Corporate Assets; (xii) goodwill of ELXSI; and all rights to use and exploit the Corporate Assets; and (xiii) rights (including to bring or assert Legal Actions), claims (including counterclaims) and causes of action against third parties relating to the Corporate Activities, any of the Corporate Assets, the Orlando Properties (including warranties, service contracts and insurance recoveries or rights) and/or any of the Excluded Liabilities;

         (5) SUBSIDIARY STOCK. All outstanding shares of capital stock and other equity interests in any subsidiary of ELXSI or any other Person (excluding Bickford's-Vermont);

         (6) INTERCOMPANY RECEIVABLES. All intercompany accounts and other receivables owed by ELXSI, Parent, the Cues Division or any other affiliated entity (including those created in respect of any advance of funds by the Bickford's Division to ELXSI or Parent);

         (7) TAX ASSETS AND ATTRIBUTES. All income and other Taxes receivable and Tax attributes of ELXSI; and

         (8) NON-INCLUDED ASSETS. All other business, operations, franchises, rights, claims, privileges, properties and assets not expressly listed or referred to in Section 2.1(a) hereof (of every nature and description; real, personal or mixed; tangible, intangible or contingent; wherever located (including in the possession of vendors or other third parties, or elsewhere); and whether or not recorded, carried or reflected on the books and records or financial statements of ELXSI).

     SECTION 2.2. INITIAL CONTRIBUTION. (a) INCLUDED LIABILITIES. Effective at 11:59 PM on the Closing Date, ELXSI shall transfer, assign and delegate to BickHoldCo, and BickHoldCo shall assume and agree to pay, satisfy and discharge in accordance with their respective terms (subject to any defenses or claimed offsets asserted in good faith against the obligee to whom the same are owed) or reimburse ELXSI, Parent or the Cues Division for any payment made by (or for the account of) any of them after the Closing Date on account of, the following Liabilities of ELXSI, the Bickford's Division and/or Parent, known or unknown, absolute or contingent (or otherwise), accrued or accruing prior to or after the Closing Date and whether or not carried on the books or records of ELXSI or Parent (the "INCLUDED LIABILITIES"):

         (1) INCIDENTAL TO OWNERSHIP OF INCLUDED ASSETS. Those resulting from, relating to, arising out or in connection with of the ownership, operation, use or occupancy of any of the Included Assets, including Environmental Liabilities, and sales and use Taxes;

         (2) ACCOUNTS PAYABLE, ETC. All trade and other accounts payable and other expenses resulting from, relating, arising out or in connection with of the ownership or operation of Included Assets and/or the Subject Business, including those resulting from, relating to, arising out or in connection with:
(i) the ownership, operation use or occupancy of any of the Owned Real Property, Leased Real Property and Other Real Property Interests (including property Taxes), and (ii) the purchase or supply of any Restaurant or Bickford's Head Office inventory, supplies, furniture, fixtures or equipment included in, or otherwise constituting, Included Assets;

         (3) SUBJECT BUSINESS EMPLOYEES. Those for: (i) salary, wages and other compensation and benefits payable or provided to Subject Business employees, except for the items listed or described in Section 2.2(b)(1), (2) or (4), and
(ii) payroll and withholding Taxes attributable thereto, except as provided in
Section 2.2(b)(5)(ii));

         (4) INCLUDED CONTRACT LIABILITIES. Those resulting from, relating to, arising out of or in connection with the Included Contracts (including Leased Real Property leases and equipment finance leases and the Bickford's Division 401(k) plan), including those Liabilities resulting from, relating to, arising out of or in connection with: (i) any breach of any of the representations, warranties, covenants or agreements of ELXSI and/or the Bickford's Division therein; and (ii) any of this Bickford's Insurance Policies, including the obligation to pay (or reimburse others for) any premiums payable thereunder;

         (5) PERMIT LIABILITIES. Those resulting from, relating to, arising out of or in connection with any Permits, including those Liabilities resulting from, relating to, arising out of or in connection with any violation of the terms, conditions or provisions thereof;

         (6) BICKFORD'S MORTGAGE DEBT. Those resulting from, relating to, arising out of or in connection with the Bickford's Mortgages, it being the intent of the Parties that (with the consent and agreement of the Bickford's Mortgage Lenders): (i) the indebtedness and other Liabilities thereunder shall be assumed by the owner of the Included Assets (BickHoldCo or BickOpCo), and
(ii) to the extent permitted by the Bickford's Mortgage Lenders, ELXSI shall be fully released from such indebtedness and other Liabilities and relieved of all further responsibility therefor (the "BICKFORD'S MORTGAGE ASSUMPTIONS/RELEASES");

         (7) LEGAL ACTIONS. Those resulting from, relating to, arising out of or in connection with any Legal Action relating to the Subject Business, any of the Included Assets (including those claims for personal injury or property damage caused (actually or allegedly) at or by any Included Asset or any employee or agent of the Subject Business) and/or any of the other Included Liabilities; and

         (8) OTHER MISCELLANEOUS. All such other Liabilities (absolute, contingent or otherwise) to the extent that they related to the Subject Business, any Included Assets and/or any other Included Liabilities.

     (b) RETAINED LIABILITIES. Except as specifically set forth above in Section 2.2(a), BickHoldCo does not and will not assume, and shall in no event be liable for, and ELXSI (or Parent) or the Cues Division retains and shall retain responsibility for, and be liable to pay, satisfy and discharge in accordance with their respective terms ("RETAINS"), the Liabilities of ELXSI (or Parent) or the Cues Division to the extent that they do not relate to the Subject Business, any Included Assets or any Included Liabilities. In addition, notwithstanding anything to the contrary set forth in Section 2.2(a), the "Included Liabilities" do not include, and ELXSI (or Parent) Retains the following Liabilities:

         (1) PSOR PLAN. Those resulting from, relating to, arising out of or in connection with the Bickford's PSOR Plan (it being acknowledged that such Plan is for the benefit of certain Subject Business executives);

         (2) PARENT OPTIONS. Those resulting from, relating to, arising out of or in connection with any Parent incentive stock option plan and/or any options granted thereunder (it being acknowledged that certain of such options are held by Subject Business executives and other employees);

         (3) MANAGEMENT AGREEMENT. Those resulting from, relating to, arising out of or in connection with the Management Agreement;

         (4) EXECUTIVE EMPLOYMENT AGREEMENTS. Those resulting from, relating to, arising out of or in connection with the Executive Employment Agreements;

         (5) TAXES. Those for: (i) Taxes, of every nature and description, arising or attributable to any period prior to the Closing Date, and (ii) payroll and withholding Taxes attributable to Subject Business employees arising as a result of any payments made or other value realized under the items listed or described in any of the foregoing clauses (1), (2) and (4); and

         (6) ELXSI/CUES CREDITS. Those resulting from, relating to, arising out of or in connection with: (i) the industrial revenue bond financing of certain of the Orlando, Properties, and (ii) the ELXSI Credit Agreement.

All of the Liabilities listed or described in this Section 2.2(b) are hereinafter sometimes collectively referred to as the "EXCLUDED LIABILITIES".

     SECTION 2.3. SECOND CONTRIBUTION; INCLUDED AND EXCLUDED ASSETS. Effective immediately after the effectiveness of the Initial Contribution on the Closing Date, BickHoldCo shall contribute, transfer, grant, convey, assign , set over and deliver to BickOpCo, and its successors and assigns forever, and BickOpCo shall receive and accept from BickHoldCo, all of BickHoldCo's rights, title and interest in, to and under the Included Assets. The Included Assets included in the foregoing contribution, transfer, grant, conveyance, assignment, setting over and delivery by BickHoldCo to BickOpCo are only those businesses, operations, franchises, rights, claims, privileges, properties and assets, received by BickHoldCo from ELXSI in the Initial Contribution; without limitation, such Included Assets exclude the Excluded Assets.

     SECTION 2.4. SECOND CONTRIBUTION; INCLUDED AND EXCLUDED LIABILITIES. Effective immediately after the effectiveness of the Initial Contribution on the Closing Date, BickHoldCo shall transfer, assign and delegate to BickOpCo, and BickOpCo shall assume and agree to pay, satisfy and discharge in accordance with their respective terms (subject to any defenses or claimed offsets asserted in good faith against the obligee to whom the same are owed) or reimburse ELXSI, Parent, the Cues Division or BickHoldCo for any payment made by (or for the account of) any of them after the Closing Date on account of, the Included Liabilities. The Included Liabilities included in the foregoing transfer, assignment and delegation from BickHoldCo to BickOpCo (and assumption by BickOpCo) are only those Liabilities transferred, assigned and delegated by ELXSI to BickHoldCo (and assumed by BickHoldCo) in the Initial Contribution; without limitation, such Included Liabilities exclude the Excluded Liabilities.

     SECTION 2.5. METHODS OF TRANSFER. The Initial Contribution and Second Contribution of Included Assets shall be effected by the execution and delivery by the relevant Party or Parties of the following agreements, instruments, certificates or other documents (collectively, "TRANSFER INSTRUMENTS"), and the taking of the other and further actions referred to below, all to have an effectiveness (insofar as reasonably possible) as of the Closing Date:

         (1) OWNED REAL PROPERTY. All Owned Real Property shall be transferred by: (i) the execution and delivery by ELXSI of such deed instruments, in recordable form for the respective jurisdictions where such Owned Real Property is located (each, a "Deed"); and (ii) the recordation thereof in the local land records. Each Deed shall be a quitclaim deed (or the legal equivalent thereof) unless, in any jurisdiction, such a form of deed instrument is not used or may render the title insurance contemplated by Section 6.2(c) unavailable (or unavailable without extra cost)). To the extent necessary or advisable under local law, the recordation of the Deeds shall include proceedings therefor in the local land court. In order to avoid the cost and expense of effecting and recording two transfers with respect to the Owned Real Property (i.e., ELXSI-to-BickHoldCo in the Initial Contribution and BickHoldCo-to-BickOpCo in the Second Contribution), and for administrative convenience, BickHoldCo may direct that any and all such Deeds run directly from ELXSI to BickOpCo (each, a "DIRECT-TO-BICKOPCO TRANSFER"). For all purposes hereunder, any and all such Direct-to-BickOpCo Transfers shall be deemed to be a part of the effectuation of the Initial Contribution followed by the Second Contribution.

         (2) LEASED REAL PROPERTY. All Leased Real Property shall be assigned by: (i) the execution and delivery by the Parties of such assignments of lease instruments, in recordable form (if the relevant underlying lease shall have been recorded), as shall be reasonably acceptable to ELXSI and (to the extent necessary or desirable) the relevant landlord(s) (each, an "ASSIGNMENT OF LEASE"); and (ii) the recordation thereof in the local land records (if the relevant underlying lease shall have been recorded). In addition, to the extent:
(A) deemed necessary or desirable by ELXSI, the Consent to such assignment of any landlord shall be obtained and expressed or memorialized in such agreement, instrument, certificate or other document as shall be reasonably acceptable to ELXSI and the relevant landlord(s); and (B) necessary or advisable under local law, any such recordation shall include proceedings therefor in the local land court. In order to avoid the cost and expense of effecting and recording two transfers with respect to the Leased Real Property, and for administrative convenience, BickHoldCo may direct that any and all such Assignments of Lease and Consent agreements, instruments, certificates or other documents run directly from ELXSI to BickOpCo; accordingly, any Assignment of Lease and any Consent agreement, instrument, certificate or other document referred to in this subsection (2) may be executed and delivered by (in addition to ELXSI and any landlord) BickOpCo and not BickHoldCo. For all purposes hereunder, any and all such Direct-to-BickOpCo Transfers shall be deemed to be a part of the effectuation of the Initial Contribution followed by the Second Contribution.

         (3) OTHER REAL PROPERTY INTERESTS. All Other Real Property Interests which shall not be effectively transferred by the means described in the foregoing subsections (1) and (2) shall be transferred by the execution and delivery by the Parties of such agreements, instruments, certificates or other documents ("OTHER REAL PROPERTY TRANSFER INSTRUMENTS"), and the taking by the Parties of such other and further actions, as ELXSI shall determine to be necessary or desirable under the circumstances.

         (4) ALL PERSONAL PROPERTY: BILL OF SALE. All personal property constituting a part of the Included Assets shall be transferred by the execution and delivery by ELXSI (as Transferor in the Initial Contribution), BickHoldCo (as Transferee in the Initial Contribution and Transferor in the Second Contribution) and BickOpCo (as Transferee in the Second Contribution) of the Bill of Sale. In addition: (i) the outstanding shares of capital stock and other equity interests in Bickford's-Vermont shall also be transferred by the endorsement in blank by ELXSI of the assignment or transfer portion(s) of the stock certificate(s) therefor, or the execution in blank by ELXSI of an accompany stock power, and the delivery of such certificate(s) and stock power (if any) to the Transferees, and (ii) motor vehicles shall also be transferred by the endorsement by ELXSI of the assignment or transfer portion(s) of the certificate of title documents with respect thereto, and the recordation of such transfer with the relevant Governmental Authorities. In order to avoid the cost and expense of effecting and recording two transfers with respect to motor vehicles, and for administrative convenience, BickHoldCo may direct that any and all such certificate of title assignments or transfers ("MOTOR VEHICLE ASSIGNMENTS") run directly from ELXSI to BickOpCo. For all purposes hereunder, any and all such Direct-to-BickOpCo Transfers shall be deemed to be a part of the effectuation of the Initial Contribution followed by the Second Contribution.

         (5) INCLUDED CONTRACTS. Each Included Contract that is assignable or otherwise transferrable (either because third-party Consent is not required under the terms thereof or such Consent shall have been obtained on or prior to the Closing Date) shall be assigned under the Bill of Sale. With respect to any Included Contract that is not assignable or otherwise transferrable (because third-party Consent shall not have been obtained on or prior to the Closing
Date), the Parties shall cooperate with each other in order to obtain any Consent, substitution, amendment or novation required to assign and transfer or novate all rights and Liabilities thereunder to BickOpCo as soon as practicable after the Closing Date. Any such Consent, substitution, amendment or novation may be expressed or memorialized in such agreements, instruments, certificates or other documents as shall be reasonably acceptable to ELXSI and the relevant third party(ies). The Parties shall use their reasonable best efforts to obtain all such Consents, substitutions, amendments and/or novations as soon as practicable. In the event that any such Consent, substitution, amendment and/or novation shall not have been obtained prior to the Closing Date in respect of any Included Contract, such Included Contract shall be retained by ELXSI, which shall thereafter (until such Consent is obtained) hold the same for the use and benefit, insofar as reasonably possible, of BickOpCo (at the expense of the BickOpCo). In addition, ELXSI shall take such other and further actions as may be reasonably requested by the Transferees in order to place BickOpCo, insofar as reasonably possible, in the same position as if such Included Contract had been fully transferred as contemplated hereby and so that all the benefits and burdens relating thereto (including possession, use, risk of loss, potential for gain, and dominion, control and command over the same) shall inure to BickOpCo from and after the Closing Date. The foregoing is intended to effect a Direct-to-BickOpCo Transfer; for all purposes hereunder, such Direct-to-BickOpCo Transfer shall be deemed to be a part of the effectuation of the Initial Contribution followed by the Second Contribution. If and when after the Closing Date any required Consent to the assignment and transfer of any Included Contract shall have been obtained, such assignment and transfer of such Included Contract shall be effected in such manner (and/or by the execution and delivery by the Parties of such agreements, instruments, certificates and other documents) as shall be reasonably determined by ELXSI. Nothing in this Section 2.5(5) shall in any way limit the obligations of the Bickford's Parties to indemnify ELXSI (and such Party's Indemnitees) for Liabilities resulting from, relating to, arising out of or in connection with (or constituting) any Included Contract, before or after (and whether or not) any required Consent, substitution, amendment and/or novation shall have been obtained.

         (6) INTELLECTUAL PROPERTY RIGHTS. All Intellectual Property Rights shall be transferred under the Bill of Sale. In addition: (i) those Intellectual Property Rights as to which the interests of ELXSI are recorded in the USPTO (such as the Bickford's Registered Marks) shall also be transferred by the execution and delivery by ELXSI of such assignments instruments, in the USPTO-recordable form, as shall be reasonably acceptable to ELXSI (each, an "INTELLECTUAL PROPERTY ASSIGNMENT"); and (ii) as to those Intellectual Property Rights licensed by ELXSI, to the extent deemed necessary or desirable by ELXSI, the Consent of the relevant licensor(s) shall be obtained and expressed or memorialized in such agreement, instrument, certificate or other document as shall be reasonably acceptable to ELXSI and the relevant licensor(s). In order to avoid the cost and expense of effecting and recording two transfers with respect to Intellectual Property Rights described in the foregoing clauses (i) and (ii), and for administrative convenience, BickHoldCo may direct that any and all Intellectual Property Assignments and Consent agreements, instruments, certificates or other documents run directly from ELXSI to BickOpCo; accordingly, any Intellectual Property Assignment and any Consent agreement, instrument, certificate or other document referred to in this subsection (6) may be executed and delivered by (in addition to ELXSI and any licensor) BickOpCo and not BickHoldCo. For all purposes hereunder, any and all such Direct-to-BickOpCo Transfers shall be deemed to be a part of the effectuation of the Initial Contribution followed by the Second Contribution.

         (7) PERMITS. Each Permit that is assignable or otherwise transferrable (either because Governmental Approval is not required under applicable law or such Governmental Approval shall have been obtained on or prior to the Closing
Date) shall be transferred under the Bill of Sale. With respect any Permit that is not assignable or otherwise transferrable, the Parties shall cooperate with each other in order to obtain a new or replacement Permit as soon as practicable after the Closing Date. The Parties shall use their reasonable best efforts to obtain all required Governmental Approvals and new or replacement Permits as soon as practicable. In the event that (x) any such Governmental Approval or new or replacement Permit shall not be obtained prior to the Closing Date, and (y) as a consequence thereof, the ownership of any Included Asset(s) and/or the operation of any part of the Subject Business by BickOpCo would be (until such Governmental Approval or new or replacement Permit is obtained) in violation of applicable law, such Included Asset(s) and/or Subject Business portion (as the case may be) and Permit shall be retained by ELXSI, which shall thereafter (until such Governmental Approval or new or replacement Permit is obtained) hold the same for the use and benefit, insofar as reasonably possible, of BickOpCo (at the expense of the BickOpCo). In addition, ELXSI shall take such other and further actions as may be reasonably requested by the Transferees in order to place BickOpCo, insofar as reasonably possible, in the same position as if such Included Asset(s) and/or Subject Business portion (as the case may be) and Permit had been fully transferred as contemplated hereby and so that all the benefits and burdens relating thereto (including possession, use, risk of loss, potential for gain, and dominion, control and command over the same) shall inure to BickOpCo from and after the Closing Date. The foregoing is intended to effect a Direct-to-BickOpCo Transfer; for all purposes hereunder, such Direct-to-BickOpCo Transfer shall be deemed to be a part of the effectuation of the Initial Contribution followed by the Second Contribution. If and when after the Closing Date any required Governmental Approval to the assignment or transfer of any Permit shall have been obtained, the assignment and transfer of such Permit, as well as of any related Included Asset(s) or Subject Business portion retained by ELXSI as aforesaid, shall be effected in such manner (and/or by the execution and delivery by the Parties of such agreements, instruments, certificates and other documents) as shall be reasonably determined by ELXSI. Similarly, if and when after the Closing Date any required new or replacement Permit shall have been obtained, the assignment and transfer of any related Included Asset(s) or Subject Business portion retained by ELXSI as aforesaid shall be effected in such manner (and/or by the execution and delivery by the Parties of such agreements, instruments, certificates and other documents) as shall be reasonably determined by ELXSI. Nothing in this Section 2.5(7) shall in any way limit the obligations of the Bickford's Parties to indemnify ELXSI (and such Party's Indemnitees) for Liabilities resulting from, relating to, arising out of or in connection with (or constituting) any Permit, or the ownership, operation, use or occupancy of any Included Asset(s) or Subject Business portion retained by ELXSI as aforesaid, before or after (and whether or not) any required Governmental Approval or new or replacement Permit shall have been obtained.

         (8) INCLUDED LIABILITIES. All Included Liabilities shall be transferred under the Bill of Sale. In addition, to the extent deemed necessary or desirable by ELXSI, the Consent of any third party obligee to whom any Included Liabilities are owed to (x) the assumption of such Included Liabilities by the Transferees and/or (y) except with respect to certain Leased Real Property leases, the full release of ELXSI therefrom shall be obtained and expressed or memorialized in such Consent and/or assumption agreement, instrument, certificate or other document as shall be reasonably acceptable to the ELXSI and the relevant third party obligee(s) (each, a "RELEASE"). In furtherance of the foregoing, the Parties shall execute and deliver: (i) the Contribution-Related BofA Facility Amendments, and take such other and further actions as shall be agreed upon by ELXSI and BofA in connection with the transactions contemplated hereby; and (ii) such agreements, instruments, certificates or other documents, and the take such other and further actions, as shall be agreed upon by ELXSI and the Bickford's Mortgage Lenders in order to effect, on or as of the Closing Date, the Bickford's Mortgage Assumptions/Releases ("BICKFORD'S MORTGAGE ASSUMPTION/RELEASE INSTRUMENTS"). In order to avoid the cost and expense of effecting and recording two transfers with respect to the Bickford's Mortgages and the Liens created thereunder and/or pursuant thereto, and for administrative convenience, if and to the extent approved by the respective Bickford's Mortgage Lenders BickHoldCo may direct that the Bickford's Mortgage Assumptions/Releases be effected as Direct-to-BickOpCo Transfers. For all purposes hereunder, any and all such Direct-to-BickOpCo Transfers shall be deemed to be a part of the effectuation of the Initial Contribution followed by the Second Contribution.

         (9) FURTHER ACTIONS. In addition: (A) the Transferors shall, at any time and from time to time after the date hereof, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, certificates of title, powers of attorney and/or assurances as may be reasonably requested by either Transferee in order to: (i) better evidence or effect the contributions, transfers, grants, conveyances, assignments, settings over and deliveries of the Included Assets hereunder, (ii) better or further vest in BickOpCo all of such Parties' respective rights, title and interest in, to and under the Included Assets, (iii) aid and assist in the collection of or reducing to possession by BickOpCo of any of the Included Assets and Subject Business, and/or (iv) otherwise enable BickOpCo to realize upon or otherwise use, enjoy and operate the Included Assets and Subject Business; and (B) the Transferees shall, at any time and from time to time after the date hereof, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, assumptions and/or assurances as may be reasonably requested by either Transferor in order to: (i) better evidence or effect the assignments, delegations and assumptions of, and agreements to pay, satisfy and discharge, and reimburse for, the Included Liabilities hereunder, (ii) better or further vest in BickOpCo all of the Transferors' respective Liabilities under (or constituting) the Included Liabilities, (iii) aid and assist in the full release of the Transferors therefrom, and/or (iv) otherwise hold the Transferors harmless from the Included Liabilities.

                           ARTICLE III: CONSIDERATION

     SECTION 3.1. CONSIDERATION FOR INITIAL CONTRIBUTION. (a) In consideration of Initial Contribution (in addition to the assumption by BickHoldCo of the Included Liabilities), on the Closing Date BickHoldCo shall pay or issue and deliver to ELXSI a:

     (1) $20,000,000 original principal amount Senior Subordinated Promissory
               Note in form and substance as set forth in EXHIBIT B (a "SENIOR SUBORDINATED NOTE") executed and delivered by BickHoldCo to ELXSI and with the terms and provisions indicated therein as being applicable to BickHoldCo (and not BickOpCo) included (the "BICKHOLDCO SENIOR SUBORDINATED NOTE"); a

     (2) $30,000,000 original principal amount 15% Subordinated Promissory Note in form and substance as set forth in EXHIBIT C (a "SUBORDINATED NOTE") executed and delivered by BickHoldCo to ELXSI and with the terms and provisions indicated therein as being applicable to BickHoldCo (and not BickOpCo) included (the "BICKHOLDCO SUBORDINATED NOTE");

     (3) 10,000 shares (the "BICKHOLDCO PREFERRED SHARES") of BickHoldCo Preferred Stock; and

     (4) 10,000 shares (the "BICKHOLDCO COMMON SHARES") of BickHoldCo Common Stock.

     (b) BICKHOLDCO EQUITY SECURITIES. The BickHoldCo Common Shares, being shares of BickHoldCo Common Stock, shall have and carry such rights as are provided for such shares under Delaware law and the certificate of incorporation of BickHoldCo. The BickHoldCo Preferred Shares, being shares of BickHoldCo Preferred Stock, shall have and carry such designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, as are provided for such shares under Delaware law, the certificate of incorporation of BickHoldCo and the BickHoldCo Certificate of Designations. Upon their issuance, the BickHoldCo Common Shares and BickHoldCo Preferred Shares shall represent 100% of the issued and outstanding shares of capital stock of BickHoldCo.

     SECTION 3.2. CONSIDERATION FOR SECOND CONTRIBUTION. (a) In consideration of Second Contribution (in addition to the assumption by BickOpCo of the Included Liabilities), on the Closing Date BickOpCo shall pay or issue and deliver to BickHoldCo:

     (1) The assumption by BickOpCo, by its execution and delivery to ELXSI (against ELXSI's surrender for cancellation of the BickHoldCo Senior Subordinated Note) of a Senior Subordinated Note with the terms and provisions indicated in EXHIBIT B as being applicable to BickOpCo (and not BickHoldCo) included (the "BICKOPCO SENIOR SUBORDINATED NOTE");

     (2) The assumption by BickOpCo, by its execution and delivery to ELXSI (against ELXSI's surrender for cancellation of the BickHoldCo Subordinated Note) of a Subordinated Note with the terms and provisions indicated in EXHIBIT C as being applicable to BickOpCo (and not BickHoldCo) included (the "BICKOPCO SUBORDINATED NOTE"); and

     (3) 100 shares (the "BICKOPCO COMMON SHARES") of BickOpCo Common Stock.

     (b) BICKOPCO COMMON SHARES. The BickOpCo Common Shares, being shares of BickOpCo Common Stock, shall have and carry such rights as are provided for such shares under Delaware law and the certificate of incorporation of BickOpCo. Upon their issuance, the BickOpCo Common Shares shall represent 100% of the issued and outstanding shares of capital stock of BickOpCo.

                     ARTICLE IV: CERTAIN INCOME TAX MATTERS

     SECTION 4.1. CERTAIN INTENDED EFFECTS. The Parties acknowledge that the Main Transactions are intended to qualify under ss.351 of the Code and, accordingly: (i) ELXSI will recognize gain as a result of the Initial Contribution in an amount equal to (x) the amount of the Included Liabilities less ELXSI's historical basis in the Included Assets (as depreciated or amortized prior to the Closing Date) plus (y) the value of the BickHoldCo Preferred Shares and the Notes (the sum of (x) and (y), the "STEP-UP AMOUNT"),
(ii) BickHoldCo will not recognize any gain or loss as a result of the Second Contribution; and (iii) BickOpCo's basis in the Included Assets will equal (x) ELXSI's historical basis in the Included Assets (as depreciated or amortized prior to the Closing Date) plus (y) the Step-Up Amount.

     SECTION 4.2. TAX VALUES. In order, for federal and state income tax purposes, to determine the Step-Up Amount and to allocate such Step-Up Amount among the items (or categories of items) of Included Assets in accordance with the Code, the Parties agree that: (i) all cash, cash equivalents, accounts receivable and prepaid expenses, advances and deposits shall be valued at their respective face amounts (net of any applicable reserves); (ii) all Included Liabilities having an ascertainable face amount shall be valued at their respective face amounts; and (iii) all other Included Assets, all other Included Liabilities and the value of the BickHoldCo Preferred Shares and Subordinated Note shall be valued in accordance with such appraisals or other valuation methodologies as may be obtained or selected by ELXSI. The Parties shall prepare their respective federal and state tax returns employing the foregoing valuations and allocations and shall not take a position in any tax proceeding or tax audit, or otherwise, inconsistent with such valuations and allocations; provided, however, that nothing contained in this Section 4.2 shall require any Party to seek redress through administrative remedies before any taxing authority or agency, and no Party shall be required to litigate before any court, including United States Tax Court, any proposed deficiency or adjustment by any taxing authority or agency which challenges any such valuation and/or allocation. Each Party shall give each other Party: (a) prompt notice of the commencement of any tax audit or the assertion of any proposed deficiency or adjustment by any taxing authority or agency which challenges any such valuation and/or allocation, and (b) the opportunity to participate in any tax audit or tax proceeding which challenges any such valuation and/or allocation.

                    ARTICLE V: REPRESENTATIONS AND WARRANTIES

     SECTION 5.1. ALL PARTIES. Each of the Parties (with respect to itself only) hereby represents and warrants to the other Parties that, as of the Closing Date:

         (a) such Party has the full corporate power and authority to enter into this Agreement and the other agreements, instruments, certificates or other documents contemplated hereby to which it is or is to be a party and to carry out its obligations hereunder and thereunder;

         (b) the execution and delivery by such Party of this Agreement and the other agreement(s) and instrument(s) contemplated hereby to which it is or is to be a party and the consummation by such Party of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on its part; and

         (c) this Agreement and the other agreement(s) and instrument(s) contemplated hereby to which it is a party have been duly executed and delivered by such Party and constitute the legal, valid and binding obligations of such Party, enforceable against such Party in accordance with their respective terms.

     SECTION 5.2. BICKHOLDCO. BickHoldCo hereby further represents and warrants to ELXSI that:

         (a) BickHoldCo was formed for the purpose of effecting the Main Transactions and (as a consequence thereof) being the parent holding company of BickOpCo, the intended owner and operator of the Subject Business. Except for those arising under this Agreement, the Transfer Instruments and the other agreement(s) and instrument(s) contemplated hereby to which it is or is to be a party, BickHoldCo has virtually no assets or liabilities other than: (i) expenses associated with its formation; (ii) immediately after the Initial Contribution and prior to the Second Contribution, the Subject Business, Included Assets and Included Liabilities (except as otherwise set forth in Section 2.5) and (iii) immediately after the Second Contribution, the BickOpCo Common Shares; and

         (b) the authorized capital stock of BickHoldCo consists of: (i) 1,000,000 shares of BickHoldCo Common Stock, of which no shares are outstanding prior to the Closing and only 10,000 shares (the BickHoldCo Common Shares) will be outstanding immediately after the Closing; (ii) 20,000 shares of BickHoldCo Preferred Stock, of which no shares will be outstanding prior to the Closing and only 10,000 shares (the BickHoldCo Preferred Shares) will be outstanding immediately after the Closing; and (iii) 980,000 shares of undesignated preferred stock, par value $.001 per share, of which no shares are outstanding prior to the Closing and no shares will be outstanding immediately after the Closing. Upon the Closing, the BickHoldCo Common Shares and BickHoldCo Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable shares of capital stock of BickHoldCo, and no personal liability will attach to the ownership thereof. There are no issued or outstanding: (1) securities convertible into or exchangeable for any shares of capital stock of BickHoldCo;
(2) options, warrants or other rights to purchase or subscribe for any shares of capital stock of BickHoldCo or for securities convertible into or exchangeable for any shares of capital stock of BickHoldCo; or (3) agreements or commitments of any kind or description relating to the issuance or purchase of any shares of capital stock of BickHoldCo, any such convertible or exchangeable securities or any such options, warrants or other rights (including preemptive rights).

     SECTION 5.3. BICKOPCO. BickOpCo hereby further represents and warrants to the Transferors that:

         (a) BickOpCo was formed for the purpose of effecting certain Main Transactions and (as a consequence thereof) being the owner and operator of the Subject Business. Except for those arising under this Agreement, the Transfer Instruments and the other agreement(s) and instrument(s) contemplated hereby to which it is or is to be a party, BickOpCo has virtually no assets or liabilities other than: (i) expenses associated with its formation; and (ii) immediately after the Second Contribution, the Subject Business, Included Assets and Included Liabilities (except as otherwise set forth in Section 2.5); and

         (b) the authorized capital stock of BickOpCo consists of: (i) 1,000 shares of BickHoldCo Common Stock, of which no shares are outstanding prior to the Closing and only 100 shares (the BickOpCo Common Shares) will be outstanding immediately after the Closing; and (ii) 1,000 shares of undesignated preferred stock, par value $.001 per share, of which no shares are outstanding prior to the Closing and no shares will be outstanding immediately after the Closing. Upon the Closing, the BickOpCo Common Shares will be duly authorized, validly issued, fully paid and nonassessable shares of capital stock of BickOpCo, and no personal liability will attach to the ownership thereof. There are no issued or outstanding: (1) securities convertible into or exchangeable for any shares of capital stock of BickOpCo; (2) options, warrants or other rights to purchase or subscribe for any shares of capital stock of BickOpCo or for securities convertible into or exchangeable for any shares of capital stock of BickOpCo; or
(3) agreements or commitments of any kind or description relating to the issuance or purchase of any shares of capital stock of BickOpCo, any such convertible or exchangeable securities or any such options, warrants or other rights (including preemptive rights).

     SECTION 5.4. NO REPRESENTATIONS OR WARRANTIES AS TO INCLUDED ASSETS; DISCLAIMERS. Each Transferee hereby acknowledges and agrees that it is receiving the Subject Business, Included Assets and Included Liabilities from their its Transferor without representation or warranty and subject to such Liens as may exist thereon, and such other facts and circumstances (including the presence or absence of Consents and Governmental Approvals) as may be prevailing with respect thereto, on the Closing Date. Accordingly, each Transferee hereby acknowledges and agrees that, notwithstanding anything to the contrary set forth herein or in any Transfer Instrument:

(1) THE SUBJECT BUSINESS, INCLUDED ASSETS AND INCLUDED LIABILITIES ARE BEING CONTRIBUTED, TRANSFERRED, GRANTED, CONVEYED, DELIVERED, ASSIGNED, DELEGATED TO, AND ASSUMED BY, SUCH PARTY ON AN "AS IS, WHERE IS" BASIS;

(2) NEITHER TRANSFEROR MAKES ANY GUARANTEES, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT BUSINESS, INCLUDED ASSETS OR INCLUDED LIABILITIES; AND

(3) EACH TRANSFEROR DISCLAIMS AND EXCLUDES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ALL OTHER WARRANTIES, OBLIGATIONS, LIABILITIES, RIGHTS AND REMEDIES, EXPRESS, IMPLIED OR ARISING UNDER LAW, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE.

                               ARTICLE VI: CLOSING

     SECTION 6.1. CLOSING. (a) The Closing shall place take on such date, on or prior to December 30, 2000, as shall be mutually agreed upon by the Parties, at such location(s) as shall be mutually agreed upon by the Parties. Notwithstanding the foregoing, the Parties shall not be obligated to consummate the Main Transactions on any date on which there shall be: (i) any outstanding order, injunction or decree issued by any Governmental Authority of competent jurisdiction, or any other legal restraint or prohibition, preventing the consummation of any of the Main Transactions or any of the other transactions contemplated hereby, and/or (ii) any Legal Action pending or threatened by any Governmental Authority or other Person seeking to restrain, enjoin or hinder, or to seek damages from any Party or any affiliate thereof on account of the consummation of, this Agreement, any of the Main Transactions or any matter in relation thereto.

         (b) The Parties shall use their reasonable best efforts to obtain all Consents and Governmental Approvals referred to in Section 2.5 or which may otherwise be necessary or desirable in order for the Parties, effective on or as of the Closing Date: (i) to consummate the Main Transactions; (ii) to vest in BickHoldCo and then BickOpCo title to the Subject Business and Included Assets (subject to the Included Liabilities); and (iii) to continue in effect, and/or assure that BickOpCo shall be entitled to have and enjoy the benefits of, all Included Contracts, Permits and all other Included Assets from and after the Closing; and (iv) to fully release ELXSI from the Included Liabilities and relieve ELXSI of all further responsibility therefor.

         (c) The Parties acknowledge and agree that, for reasons beyond their control, the Closing may be effected at a time when all Consents and Governmental Approvals referred to in Section 2.5 or 6.1(b) shall not have been obtained and all deliveries and other actions referred to in Section 6.2 below shall not be capable of being completed (each, a "CLOSING SHORTFALL"). Notwithstanding any Closing Shortfall, the Main Transactions shall be consummated on the Closing Date unless the Parties shall determine that doing so will have a Material Adverse Effect. A Party's consummation of the Main Transactions despite any Closing Shortfall(s) shall constitute a final, binding and conclusive waiver by such Party of any and all: (i) rights it may have to object to such Closing Shortfall(s), and (ii) claims, causes of action and rights to assert Legal Actions as a result thereof or in connection therewith. The Parties shall use their reasonable best efforts to cure any Closing Shortfall(s) as soon as practicable after the Closing Date.

         (d) The Parties further acknowledge and agree that: (i) certain Closing Shortfalls may result in (x) the title to certain Included Assets (as against non-Parties) and Included Liabilities not being fully or completely vested in BickHoldCo and then BickOpCo and (y) all Liabilities under (or constituting) certain Included Liabilities (as against non-Parties) not being fully transferred to BickHoldCo and then BickOpCo, and ELXSI not being fully released therefrom; (ii) the Closing may be effected nevertheless; and (iii) in such event, notwithstanding any such lack of full vesting, transfer or release, as among the Parties effective on and as of the Closing Date: (A) the Initial Contribution shall fully: (x) transfer to, and vest in, BickHoldCo all of ELXSI's rights, title and interest in, to and under the Subject Business and Included Assets to the exclusion of ELXSI, and (y) transfer to, and effect the assumption by, BickHoldCo of the Included Liabilities to the exclusion of ELXSI; and (B) the Second Contribution shall fully: (x) transfer to, and vest in, BickOpCo all of BickHoldCo's rights, title and interest in, to and under the Subject Business and Included Assets to the exclusion of BickOpCo and ELXSI, and
(y) transfer to, and effect the assumption by, BickOpCo of the Included Liabilities to the exclusion of BickHoldCo and ELXSI.

     SECTION 6.2. CLOSING DELIVERIES AND ACTIONS. On or as of the Closing Date, the Parties shall execute and deliver the following agreements, instruments, certificates or other documents and take (or cause to be taken) the following other actions:

         (a) TRANSFER INSTRUMENTS. The Parties shall execute and deliver the Bill of Sale. The appropriate Party(ies) shall execute and deliver the Deeds, Assignments of Leases, Other Real Property Transfer Instruments, Motor Vehicle Assignments, Intellectual Property Assignments, Contribution-Related BofA Facility Amendments and Bickford's Mortgage Assumption/Release Instruments referred to in Section 2.5 above. The appropriate Parties shall execute and deliver the agreements, instruments, certificates or other documents required or requested by third parties (including Governmental Authorities) in order to evidence or effect the Governmental Approvals, Consents and Releases referred to in Section 2.5 above. To the extent necessary or desirable, the Parties shall take (or cause to be taken) such other and further actions as are required in order to effect the recordation of the Deeds, Assignments of Leases (if the relevant underlying lease(s) shall have been recorded), Other Real Property Interest Transfer Instruments, Motor Vehicle Assignments and Intellectual Property Assignments as described in Section 2.5. Any of the foregoing Transfer Instruments not available, and any of the foregoing actions not taken, on the Closing Date for reasons beyond the control of the Parties (such as lack of any necessary Governmental Approval or Consent) shall constitute a Closing Shortfall subject to Sections 6.1(c) and (d) hereof.

         (b) CERTIFICATES FOR SHARES; NOTES. BickHoldCo shall issue and deliver to ELXSI an executed and sealed stock certificate representing the BickHoldCo Common Shares registered in the name of ELXSI and an executed and sealed stock certificate representing the BickHoldCo Preferred Shares registered in the name of ELXSI. BickHoldCo shall issue, execute and deliver to ELXSI the BickHoldCo Senior Subordinated Note and the BickHoldCo Subordinated Note. BickOpCo shall issue and deliver to BickHoldCo an executed and sealed stock certificate representing the BickOpCo Common Shares registered in the name of BickHoldCo. After its receipt of the BickHoldCo Senior Subordinated Note and BickHoldCo Subordinated Note, in order to evidence and effect the assumption contemplated by Section 3.2(a)(2): (i) ELXSI shall surrender the same to BickHoldCo for cancellation, and (ii) BickOpCo shall issue, execute and deliver to ELXSI the BickOpCo Senior Subordinated Note and the BickOpCo Subordinated Note.

         (c) REAL PROPERTY TITLE INSURANCE. With respect to the Owned Real Property, Leased Real Property as to which the relevant underlying leases shall have been recorded and insurable Other Real Property Interests (collectively "INSURABLE REAL Property"), the Parties shall procure for: (i) BickOpCo owner's title insurance policies (or assurances from the insurer that any existing polices remain in force notwithstanding the Initial Contribution and Second Contribution), and (ii) BofA (with respect to any Insurable Real Property as to which it shall be or become mortgagee) and any Bickford's Mortgage Lender (for whom an existing mortgage insurance title policy shall be in force and may be voided or otherwise adversely affected by the conveyance of the relevant Insurable Real Property to BickOpCo), at such time or times as they shall require, mortgagee's title insurance policy, in such respective amounts as ELXSI and BofA (as such mortgagee) or any such Bickford's Mortgage Lender shall reasonably determine, issued by a title insurance company reasonably acceptable to such Persons, containing (i) exceptions for only Liens (excluding the Liens of BofA and the Bickford's Mortgage Lenders, as appropriate) that do not materially interfere with the use, occupancy or possession of such Insurable Real Property or detract from the value thereof, and (ii) such endorsements or affirmative insurance as shall be reasonably requested by such Persons. The Parties shall execute and deliver such owner's affidavits and other agreements, instruments, certificates and other documents as shall be reasonably necessary in order to induce the issuer(s) of such policies to issue extended coverage and "gap" insurance.

         (d) BICKFORD'S INSURANCE POLICIES. The Parties shall take or cause to be taken such actions as are necessary or desirable in order to transfer the ownership of, or otherwise ensure that Bickford's (and/or its employees, officers and directors) have the benefit of, all Bickford's Insurance Policies.

         (h) EMPLOYEE BENEFITS. The Parties shall take or cause to be taken such actions as are necessary or desirable in order to transfer to BickOpCo: (i) the payroll obligations, mechanisms and procedures with respect to the Subject Business employees, and (ii) the "employer" rights and obligations with respect to all other compensation and benefits payable or provided to such employees (including the Bickford's Division 401(k) plan).

         (h) BANK ACCOUNTS. The Parties shall take or cause to be taken such actions as are necessary or desirable in order to transfer the ownership of the Subject Business and/or Restaurants bank and other depository accounts to BickOpCo, and/or to open substitute accounts therefor.

         (e) CHARTER, BYLAWS, ETC. Each Party shall cause to be executed and delivered to each other Party a certificate signed by two or of more its officers certifying to: (i) a true, correct and complete copy of such Party's certificate or articles of incorporation; (ii) a true, correct and complete copy of such Party's bylaws; (iii) a true, correct and complete copy of all resolutions of the Board of Directors of such Party adopted in connection with this Agreement and/or the Main Transactions; (iv) in the case of ELXSI and BickHoldCo, inasmuch as the Initial Contribution and Second Contribution may constitute a transfer of all or substantially all of their respective properties and assets (respectively), all resolutions of the sole shareholder of such Party (Parent and ELXSI, respectively) in connection with this Agreement and/or the Main Transactions; and (v) the identity and signature of its officer or officers who shall have executed this Agreement or any Transfer Instrument in the name or on behalf of such Party on or before the Closing Date.

         (f) FIRPTA CERTIFICATES. The Transferor's shall execute and deliver to their respective Transferees a Certification of Nonforeign Status (commonly referred to as a FIRPTA Certificate) in accordance with Sections 897 and 1445 of the Code.

         (g) OTHER MATTERS. Each Party shall furnish or cause to be furnished such other agreements, instruments, certificates and other documents as any other Party (or counsel) may reasonably request in connection with the transactions contemplated by this Agreement.

                           ARTICLE VII: MISCELLANEOUS

     SECTION 7.1. OPERATION OF THE SUBJECT BUSINESS. From the date hereof to the Closing Date, ELXSI and the Bickford's Division shall operate the Subject Business for the sole benefit of ELXSI. During such period the Bickford's Division may open new Restaurants as opportunities arise, close Restaurants as exigencies present themselves and take (or omit to take) the other actions described in the following sentence. Nothing herein shall be deemed to prohibit or restrict ELXSI or the Bickford's Division from taking (or omitting to take) any of the following actions, or permitting any the following circumstances to prevail, in their discretion, with respect to the Subject Business, Included Assets and Included Liabilities, it being acknowledged and agreed that such actions (or inactions) and circumstances may have the effect of (without limitation) decreasing the Included Assets (or the value thereof) or increasing the Included Liabilities (or the burdens thereof) as of the Closing Date: (i) selling, assigning, transferring, delivering or otherwise disposing of, or purchasing or otherwise acquiring, any properties or assets that which if held on the Closing Date would constitute Included Assets; (ii) making or agreeing to make any capital expenditure or commitment for additions to property, plant or equipment; (iii) incurring, assuming or otherwise becoming obligated with respect to any Liabilities that, if outstanding on the Closing Date, would constitute Included Liabilities; (iv) delaying the payment of expenses, commitments and other Included Liabilities beyond the Closing Date; (v) entering or terminating any contract, agreement, instrument or commitment that, if outstanding on the Closing Date, would constitute an Included Contract, or amending any Included Contract; (vi) suffering or experiencing any damage, destruction or loss to or of any of its properties or assets, whether or not covered by insurance; (vii) making or agreeing to make any increase in the compensation payable to any employee or executive; (viii) cancelling or waiving any claim or right of substantial value; (ix) writing off as uncollectible any trade or other account receivable or any note receivable of the Subject Business; or (x) agreeing or committing to do any of the foregoing. In addition, nothing set forth herein shall be deemed to prohibit or restrict ELXSI or the Bickford's Division from taking any action necessary, desirable, convenient or proper in order to consummate the Main Transactions or any of the actions transactions contemplated by this Agreement, or from taking any other actions in furtherance thereof.

     SECTION 7.2. INDEMNIFICATION. (a) From and after the Closing Date, each Party shall fully and effectively indemnify and defend the other Parties and their respective officers, directors, employees and agents (as to each Party, "SUCH PARTY'S Indemnitees") against, and hold such Party's Indemnitees harmless from, any and all Liabilities and all Legal Actions, of whatever nature, suffered or incurred by such Party's Indemnitees resulting from, relating to, arising out of or in connection with the breach by such Party of any representation, warranty, covenant or agreement made by it in this Agreement or (subject to Section 5.4 hereof) any Transfer Instrument or any other agreement, instrument, certificate or other document contemplated hereby to which it is or is to be a party. In the case of each Transferee, the foregoing indemnification shall include the obligation to indemnify and defend such Party's Indemnitees against, and to hold such Party's Indemnitees harmless from, any and all Liabilities suffered or incurred by such Party's Indemnitees resulting from, relating to, arising out of or in connection with (or constituting) the Included Liabilities from and after the Closing Date.

         (b) With respect to any matter as to which any Person (the "INDEMNIFIED PERSON") is entitled to indemnification from any other Person (the "INDEMNIFYING PERSON") under this Section 7.2, the Indemnified Person shall have the right, but not the obligation, to contest, defend or litigate, and to retain counsel of its choice in connection with, any claim, demand, action, suit or proceeding by any third party alleged or asserted against the Indemnified Person in respect of, resulting from, relating to, arising out of or in connection with such matter, and the costs and expenses thereof shall be subject to the indemnification obligations of the Indemnifying Person hereunder; provided, however, that if the Indemnifying Person acknowledges in writing its obligation to indemnify the Indemnified Person in respect of such matter to the fullest extent provided by this Section 7.2, the Indemnifying Person shall be entitled, at its option, to assume and control the defense of such claim, action, suit or proceeding at its expense through counsel of its choice if it gives prompt notice of its intention to do so to the Indemnified Person. Neither an Indemnified Person nor an Indemnifying Person shall be entitled to settle or compromise any such claim, action, suit or proceeding without the prior written consent of the other Parties hereto, which consent shall not be unreasonably withheld, delayed or conditioned.

         (c) Notwithstanding anything to the contrary set forth in this Agreement, any Transfer Instrument or any other agreement, instrument, certificate or other document contemplated hereby, no Party shall have any liability to any other Party hereto or such Party's Indemnitees for any punitive, exemplary, consequential, incidental or special damages by virtue of any breach of any representation, warranty, covenant or agreement in or pursuant to this Agreement, any Transfer Instrument or any such other agreement(s) or instrument(s), or in connection with the Main Transactions or the Closing; provided that the foregoing shall not be deemed to limit the obligation of any Party to indemnify for Liabilities constituting punitive, exemplary, consequential, incidental or special damages awarded to any third-party claimant.

         (d) Any amounts owing by any Party under this Section 7.2, any other provision of this Agreement, any Transfer Instrument or any other agreement, instrument, certificate or other document contemplated hereby may be satisfied by such Party (but no Party shall be obligated to seek such satisfaction) by setting-off such amounts against amounts owing by another Party (the "OTHER PARTY") under this Section 7.2, any other provision of this Agreement, any Transfer Instrument or any other agreement(s) or instrument(s) contemplated hereby, as (and in such order of maturity) as the Other Party may elect (and notwithstanding any terms thereof to the contrary).

     SECTION 7.3. FURTHER ACTIONS. From time to time after the Closing Date, the Parties shall execute and deliver (or cause to be executed and delivered) such other and further agreements, instruments, certificates or other documents and shall take (or cause to be taken) such other and further actions, as any other Party hereto may reasonably request in order to further effect and/or evidence the Main Transactions or to otherwise consummate and give effect to the covenants and agreements borrow funds under the Fleet Loan Agreement to the fullest extent permitted thereby and to grant the Corporation Security; and set forth herein.

     SECTION 7.4. BULK SALES. The Transferee hereby waive compliance with all applicable bulk sales laws (if any) in connection with the Initial Contribution and Second Contribution.

     SECTION 7.5. TRANSACTION EXPENSES. All: legal fees and expenses; accountants' fees and expenses; banking, investment banking and syndication fees and expenses; title charges; recording fees; title insurance premiums; survey fees; appraisal and valuation fees; and the other third-Person, fees, costs and expenses with respect to the negotiation, execution and delivery of (x) this Agreement, the Transfer Instruments and the consummation of the Main Transactions, and/or (y) the Contribution-Related BofA Facility Amendments and the consummation of the transactions contemplated thereby (collectively, "TRANSACTION EXPENSES") shall be borne by ELXSI.

     SECTION 7.6. ENTIRE AGREEMENT. This Agreement, the Transfer Instruments and the other agreements, instruments, certificates or other documents referred to herein contain the entire agreement among the Parties with respect to the subject matter hereof and thereof, and supersede all prior agreements, arrangements and understandings with respect thereto.

     SECTION 7.7. DESCRIPTIVE HEADINGS; REFERENCES. The descriptive headings of this Agreement and the Bill of Sale are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof or thereof. Article, Section and Exhibit references in this Agreement are to the referenced Articles and Sections of, and Exhibits to, this Agreement, unless the context otherwise requires.

     SECTION 7.8. NOTICES. Any notice or other communication which is required or permitted hereunder shall be in writing and shall be deemed to have been delivered and received (x) on the day of (or, if not a business day, the first business day after) its having been personally delivered or telecopied to the following address or telecopy number, (y) on the first business day after its having been sent by overnight delivery service to the following address, or (z) if sent by regular, registered or certified mail, when actually received at the following address:

     If to ELXSI:                      c/o ELXSI Corporation
                                       3600 Rio Vista Boulevard
                                       Orlando, Florida 32805
                                       ATTENTION: President
                                       Telecopier No. (407) 849-0625
                                       Telephone No. (407) 849-1090

     If to either Bickford's Party:    [c/o] Bickford's Holdings Company, Inc.
                                       1330 Soldier's Field Road
                                       Boston, Massachusetts  02135
                                       ATTENTION: President
                                       Telecopier No. (617) 787-1620
                                       Telephone No. (617) 782-4010

Any Party may by notice change the address or telecopier number to which notices or other communications to it are to be delivered, telecopied or sent.

     SECTION 7.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 7.10. ASSIGNMENT. This Agreement, and the respective rights and obligations of the Parties hereunder, may not be assigned or delegated otherwise than by operation of law by any Party without the prior written consent of the other Parties; provided, however, that any or all rights of any Party to receive the performance of the obligations of the other Parties hereunder (but not any obligations of the parties hereunder) and rights to assert claims against the other Parties hereto in respect of breaches of representations, warranties or covenants hereunder may be assigned by any Party to any Person(s) extending credit to such Party, or any affiliate of such Person(s), but any such assignee of such rights shall take such rights subject to any defenses, counterclaims and rights of set-off to which the other parties might be entitled under this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     SECTION 7.11. WAIVERS AND AMENDMENTS. Any waiver of any term or condition of this Agreement or any Transfer Instrument, and any modification, amendment or supplementation of this Agreement or any Transfer Instrument, shall be effective only if expressed in a writing executed by each of the parties hereto or thereto. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement or any Transfer Instrument shall not in any way affect, limit or waive a Party's rights hereunder or thereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement or any Transfer Instrument. No failure or delay by any Party in exercising any right, power or privilege under this Agreement or any Transfer Instrument shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     SECTION 7.12. THIRD PARTY RIGHTS. Except for the indemnification rights under this Agreement of any Indemnified Person as such, this Agreement and the Transfer Instruments: (i) are solely for the benefit of the parties hereto or thereto, (ii) shall not confer or create any rights, remedies or benefits upon or in favor of any Person not a party hereto or thereto, and (iii) shall be effective only as between the parties hereto or thereto, their successors and permitted assigns.

     SECTION 7.13. SEVERABILITY. If any provision of this Agreement or any Transfer Instrument or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

     SECTION 7.14. INTERPRETATION. Words of gender or neuter may be read as masculine, feminine or neuter, as required or permitted by the context. Singular and plural forms of defined and other terms herein may be read as singular or plural, as required or permitted by the context. The word "including" and words of similar import when used in this Agreement (or the Bill of Sale) shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive.

               [The remainder of this page is intentionally blank]

     SECTION 7.15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement shall become effective when each Party hereto shall have received counterparts hereof signed by all of the other Parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

ELXSI:                                 BICKHOLDCO:

ELXSI                                  BICKFORD'S HOLDINGS COMPANY, INC.



By:                                    By:
   ------------------------------         ------------------------------
   Name:                                  Name:
   Title:                                 Title:


                                       BICKOPCO:

                                       BICKFORD'S FAMILY RESTAURANTS, INC.



                                       By:
                                          ------------------------------
                                          Name:
                                          Title:

                                                                EXHIBIT A-PAGE 1
                                                     (to Contribution Agreement)

                 FORM OF BILL OF SALE, ASSIGNMENT AND ASSUMPTION

     THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION, dated as of December 30, 2000 (this "BILL OF SALE"), is by and among: (1) ELXSI, a California Corporation ("ELXSI"), (2) BICKFORD'S HOLDINGS COMPANY, INC., a Delaware corporation ("BICKHOLDCO"), and (3) BICKFORD'S FAMILY RESTAURANTS, INC., a Delaware corporation ("BICKOPCO"). ELXSI, BickHoldCo and BickOpCo are hereinafter sometimes collectively referred to as the "PARTIES" and individually as a "PARTY".

                                   BACKGROUND

     A. ELXSI, a wholly-owned subsidiary of ELXSI Corporation, a Delaware corporation ("PARENT"), is (prior to the effectiveness of the transactions effected or evidenced hereby) engaged in two separate lines of business, owned and operated as divisions thereof, one of which is its Bickford's Family Restaurant Division (the "BICKFORD'S DIVISION" or "SUBJECT BUSINESS"), headquartered in Boston, Massachusetts and including, at the date hereof, sixty-seven (67) Bickford's Family Fare restaurants located in New England and operated under the owned Bickford's and/or Bickford's Family Fare name, trademark(s) and concept (the "RESTAURANTS"). ELXSI's other line of business is its Cues Division (the "CUES DIVISION"), which is headquartered in Orlando, Florida and manufactures and services video inspection and repair equipment for wastewater and drainage systems, primarily for governmental municipalities, service contractors and industrial users.

     B. The Parties are party to that certain Contribution Agreement, dated as of December 29, 2000 (the "CONTRIBUTION Agreement"), pursuant to which (among other things): (i) ELXSI agreed to contribute and transfer to BickHoldCo the Included Assets subject to the Included Liabilities, and BickHoldCo agreed to receive the Included Assets and assume the Included Liabilities (defined therein as the "INITIAL CONTRIBUTION"), in each case to be effective on the date hereof, and (ii) BickHoldCo agreed to contribute and transfer to BickOpCo the Included Assets subject to the Included Liabilities, and BickOpCo agreed to receive the Included Assets and assume the Included Liabilities (defined therein as the "SECOND CONTRIBUTION"), in each case be effective on the date hereof immediately after the effectiveness of the Initial Contribution.

     C. The purpose of this Bill of Sale is to effect and evidence the Initial Contribution and Second Contribution (insofar as they may be effected and evidenced by an instrument of this kind) and to provide for certain related matters. All capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Contribution Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties:

     1. INITIAL CONTRIBUTION. (a) INCLUDED ASSETS. Effective 11:59 PM, Boston time, on December 30, 2000, ELXSI DOES HEREBY CONTRIBUTE, TRANSFER, GRANT, CONVEY, ASSIGN, SET OVER AND DELIVER to BickHoldCo, and its successors and assigns forever, and BickHoldCo DOES HEREBY RECEIVE AND ACCEPT from ELXSI, all of ELXSI's rights, title and interest in, to and under the Bickford's Division and all of the businesses, operations, franchises, rights, claims, privileges, properties and assets owned, used or held for use by ELXSI with respect to or in connection with, in whole or in part, the Bickford's Division, of every nature and description; real, personal or mixed; tangible, intangible or contingent; wherever located (including in the possession of vendors or other third parties, or elsewhere); and whether or not recorded, carried or reflected on the books and records or financial statements of ELXSI or required to be so recorded, carried or reflected (the "INCLUDED ASSETS"), including the following:

                                                                EXHIBIT A-PAGE 2
                                                     (to Contribution Agreement)

         (1) OWNED REAL PROPERTY. All fee and other ownership interests in real property (land, buildings and improvements) comprising or relating to any Restaurant site or the Bickford's Head Office ("OWNED REAL PROPERTY");

         (2) LEASED REAL PROPERTY. All leasehold interests in real property (land, buildings and improvements) comprising or relating to any Restaurant site leased from third parties ("LEASED REAL PROPERTY");

         (3) OTHER REAL PROPERTY INTERESTS. All such interests in real property, not described in the foregoing clauses (1) or (2), as shall run with the ownership, leasing, use or occupancy of, or shall otherwise be held by or inure to the benefit of, any of the Restaurant or the Bickford's Head Office sites, and/or the owner or operator thereof ("OTHER REAL PROPERTY INTERESTS");

         (4) FURNITURE, FIXTURES AND EQUIPMENT. All furniture, fixtures (including trade fixtures), equipment and like property located at: (i) any of the Restaurants (including booths; tables; chairs; counters; ice cream chests; counters; cash registers; salad bars; ovens; refrigerators; freezers, grills, broilers, microwave ovens, convection ovens, heating and warming equipment, mixers, ice machines, dishwashers and other appliances; sinks; pots, pans and kitchen utensils; special and general tools; testing devices; storage shelves and bins; telephones and telephone systems; computers, computer equipment and other data storage apparatus; and office materials and supplies); or (ii) the Bickford's Head Office (including: desks; tables; chairs; counters; computers, computer equipment and other data storage apparatus; telephones and telephone systems; office materials and supplies); and all motor vehicles and other transportation or loading equipment located or used at any of the Restaurants or the Bickford's Head Office;

         (5) INVENTORY. All inventory of any type whatsoever located at or in, or in transit to or from, any of the Restaurants or the Bickford's Head Office, including food and beverages, retail goods generally sold at cashier stands, utensils, chinaware, glasses, cups, uniforms, cleaning and maintenance supplies, and paper goods;

         (6) CONTRACTS. All contracts, agreements, instruments, commitments, undertakings, bids and purchase and supply orders (including for food and beverages), written or oral, to which ELXSI (for the benefit of the Bickford's Division) and/or the Bickford's Division is a party, and/or which relate to the Subject Business, any Included Asset and/or any Included Liability ("INCLUDED CONTRACTS"), including equipment and other personal property leases and the Bickford's Division 401(k) Plan but excluding the Bickford's PSOR Plan;

         (7) PREPAID EXPENSES. All prepaid expenses, advances and deposits to the extent relating to any of the Restaurants or the Bickford's Head Office, or otherwise made by or for the benefit of the Subject Business;

         (8) INFORMATION, BOOKS AND RECORDS. All Information, files, books and records (including Restaurant and Bickford's Head Office real estate records and files, surveys and environmental reports; historical and other accounting books, records, files and work papers; market studies; competition analyses; sales, cost and pricing information and models; product testing data; product files; bills of materials, customer and vendor lists and records; employee and employment records; plans; prints; specifications; architectural drawings; forms; and operation and employee manuals) used or held for use by the Bickford's Division;

         (9) MENUS, FORMS, ETC. All: menus; employee training and operating manuals; contract, purchase, work and supply order form copies and counterparts; labels; shipping materials; catalogs; brochures; art work; photographs and advertising and promotional copy; materials and literature; in each case in whatever form (including: paper; computer tape, disc or diskette; or magnetic tape), used or held for use by the Bickford's Division; used or held for use by the Bickford's Division; and all Bickford's stationery, in whatever form;

                                                                EXHIBIT A-PAGE 3
                                                     (to Contribution Agreement)

         (10) INTELLECTUAL PROPERTY RIGHTS. All: patents; patent applications; registered and unregistered trademarks (including the "Bickford's Country" and Bickford's" trademarks registered in the USPTO (the "BICKFORD'S REGISTERED MARKS")); trademark applications; service marks; trade names; corporate and fictitious names; trade dress rights; copyrights; copyright applications; inventions; technical information; administrative systems; recipes, formulations and specifications; trade secrets; computer applications, programs and other software, and licenses therefor; telephone and telecopier numbers; logos; slogans; proprietary processes and formulae; and all other confidential, proprietary and other information, know-how and intellectual property rights; in each case whether patentable or unpatentable, registered or unregistered, owned, licensed or used or held for use by the Bickford's Division and/or any Included Assets ("INTELLECTUAL PROPERTY RIGHTS");

         (11) PERMITS. All Governmental Authority licenses, permits, rights, privileges, registrations, reports, franchises, authorizations and other Consents (including liquor licenses, and food and beverage service licenses) which are required under any applicable law in connection with the ownership and/or operation of the Subject Business, any of Restaurants and/or any of the other Included Assets ("PERMITS") to the extent assignable or otherwise transferrable;

         (12) BICKFORD'S-VERMONT. All the outstanding shares of capital stock and other equity interests in Bickford's-Vermont;

         (13) GOODWILL AND OTHER INTANGIBLES. All goodwill of the Bickford's Division and Subject Business; and all rights to use and exploit the Included Assets, including the Subject Business's customer base, supplier base and workforce in place, and the business and commercial relationships appertaining to the Subject Division and/or Included Assets;

         (14) OTHER RIGHTS AND CLAIMS. All rights (including to bring or assert Legal Actions), claims (including counterclaims) and causes of action against third parties relating to the Subject Business, any of the Included Assets (including warranties, service contracts and insurance recoveries or rights) and/or any of the Included Liabilities; and

         (15) OTHER MISCELLANEOUS. All such other businesses, operations, franchises, rights, claims, privileges, properties and assets in the possession or control of ELXSI to the extent that they pertain to the Subject Business and/or any other Included Assets.

     (b) EXCLUDED ASSETS. Notwithstanding the foregoing, the "Included Assets" do not include, and ELXSI is retaining and shall retain all of its rights, title and interest in, to and under the following (collectively, the "EXCLUDED ASSETS"):

         (1)  ORLANDO PROPERTIES. All interests in the Orlando Properties;

         (2) ACCOUNTS RECEIVABLE AND CASH. All trade and other accounts and notes receivable of the Bickford's Division and/or Subject Division, if any, and all cash on hand, cash equivalents and other proceeds thereof;

         (3) CUES ASSETS. The Cues Division and all of the businesses, operations, franchises, rights, claims, privileges, properties and assets owned, used or held for use by ELXSI and/or the Cues Division with respect to or in connection with, in whole or in part, the Cues Division, of every nature and description; real, personal or mixed; tangible, intangible or contingent; wherever located (including in the possession of vendors or other third parties, or elsewhere); and whether or not recorded, carried or reflected on the books and records or financial statements of ELXSI or required to be so recorded, carried or reflected (the "CUES ASSETS"), including all: (i) equipment,

                                                                EXHIBIT A-PAGE 4
                                                     (to Contribution Agreement)

machinery, general or special tools, testing devices, furniture, fixtures (including trade fixtures) and like property located at any of the Orlando Properties; (ii) inventory, raw materials, work-in-process, spare parts and finished goods, of any type whatsoever; (iii) contracts, agreements, instruments, undertakings, bids, and purchase and supply orders, written or oral, to which ELXSI (for the benefit of the Cues Division) and/or the Cues Division is a party, and/or which relate to the business of the Cues Division;
(v) trade and other accounts and notes receivable of the Cues Division, any intercompany receivable owed to the Cues Division, and all cash on hand, cash equivalents and other proceeds of any of the foregoing; (vi) prepaid expenses, advances and deposits made by or for the benefit of the Cues Division, any Cues Assets and/or the Orlando Properties; (vii) Information, files, books and records (including: historical and other accounting books, records, files and work papers; research and development materials; market studies; competition analyses; sales, costs and pricing information and models; product testing data; product engineering files; bills of materials; customer and vendor lists and records; employee and employment records; plans; prints; specifications; engineering drawings; product data sheets; forms; and operation and maintenance manuals) used or held for use by the Cues Division; (viii) contract, purchase, work and supply order form copies and counterparts; labels; shipping materials; catalogs; brochures; art work; photographs; and advertising and promotional copy, materials and literature; in each case in whatever form, used or held for use by the Cues Division, and all Cues stationery, in whatever form; (ix) patents; patent applications; registered and unregistered trademarks; trademark applications; service marks; trade names; corporate and fictitious names; trade dress rights; copyrights; copyright applications; inventions; technical information; administrative systems; trade secrets; computer applications, programs and other software, and licenses therefor; telephone and telecopier numbers; logos; slogans; proprietary processes and formulae; and all other confidential, proprietary and other information, know-how and intellectual property rights; in each case whether patentable or unpatentable, registered or unregistered, owned, licensed or used or held for use by the Cues Division and/or any Cues Assets; (x) Governmental Authority licenses, permits, rights, privileges, registrations, reports, franchises, authorizations and other Consents which are required under any applicable law in connection with the ownership or operation of the Cues Division and/or any Cues Assets; (xi) goodwill of the Cues Division; and all rights to use and exploit the Cues Assets, including the Cues Division's customer base, supplier base and workforce in place, and the business and commercial relationships appertaining to the Cues Division and/or Cues Assets; (xi) rights (including to bring or assert Legal Actions), claims (including counterclaims) and causes of action against third parties relating to the Cues Division and/or any Cues Assets (including warranties, service contracts and insurance recoveries or rights) or any of the Excluded Liabilities (as defined in Section 2(b));

         (4) ELXSI CORPORATE ASSETS. All of the franchises, rights, claims, privileges, properties and assets owned, used or held for use by ELXSI with respect to or in connection with, in whole or in part, the so-called "head-office" or "corporate" activities of ELXSI as the parent entity and owner of the Bickford's Division and Cues Division and/or as the subsidiary of Parent ("CORPORATE ACTIVITIES"), of every nature and description; real, personal or mixed; tangible, intangible or contingent; wherever located (including in the possession of vendors or other third parties, or elsewhere); and whether or not recorded, carried or reflected on the books and records or financial statements of ELXSI or required to be so recorded, carried or reflected (the "CORPORATE ASSETS"), including all: (i) ELXSI corporate seals, minute books, certificate or articles of incorporation and by-law documents, stock record books and other books and records that pertain to the organization of ELXSI; (ii) income and franchise tax returns and records; (iii) equipment (including office equipment), furniture, fixtures (including trade fixtures) and like property located at any of the Orlando Properties; (iv) contracts, agreements, instruments, commitments, undertakings, bids, and purchase and supply orders, written or oral, to which ELXSI is a party and which relate to Corporate Activities; (v) accounts and notes receivable relating to Corporate Activities, and all intercompany receivables owed by Parent, any subsidiary of ELXSI or the Cues Division; (vi) all of ELXSI's cash on hand, cash equivalents, and bank, brokerage and other deposit accounts; (vii) prepaid expenses, advances and deposits made by or for the benefit of any Corporate Activities, any Corporate Assets or the Orlando Properties; (viii) Information, files, books and records, used or held for use by the ELXSI in connection with its Corporate Activities, including historical and other accounting books, records, files and work papers; (ix) contract, purchase, work and supply order form copies and counterparts; labels; shipping materials; and art work; in each case in whatever form (including: paper;

                                                                EXHIBIT A-PAGE 5
                                                     (to Contribution Agreement)

computer tape, disc or diskette; or magnetic tape); and all ELXSI stationery, in whatever form; (x) trade names; corporate and fictitious names; copyrights; technical information; administrative systems; trade secrets; computer applications, programs and other software, and licenses therefor; telephone and telecopier numbers; logos; slogans; proprietary processes and formulae; and all other confidential, proprietary and other information, know-how and intellectual property rights; in each case whether patentable or unpatentable, registered or unregistered, owned, licensed or used or held for use by ELXSI in connection with its Corporate Activities and/or any Corporate Assets; (xi) Governmental Authority licenses, permits, rights, privileges, registrations, reports, franchises, authorizations and other Consents which are required under any applicable law in connection with the ownership or operation of the Orlando Properties and/or any Corporate Assets; (xii) goodwill of ELXSI; and all rights to use and exploit the Corporate Assets; and (xiii) rights (including to bring or assert Legal Actions), claims (including counterclaims) and causes of action against third parties relating to the Corporate Activities, any of the Corporate Assets, the Orlando Properties (including warranties, service contracts and insurance recoveries or rights) and/or any of the Excluded Liabilities;

         (5) SUBSIDIARY STOCK. All outstanding shares of capital stock and other equity interests in any subsidiary of ELXSI or any other Person (excluding Bickford's-Vermont);

         (6) INTERCOMPANY RECEIVABLES. All intercompany accounts and other receivables owed by ELXSI, Parent, the Cues Division or any other affiliated entity (including those created in respect of any advance of funds by the Bickford's Division to ELXSI or Parent);

         (7) TAX ASSETS AND ATTRIBUTES. All income and other Taxes receivable and Tax attributes of ELXSI; and

         (8) NON-INCLUDED ASSETS. All other business, operations, franchises, rights, claims, privileges, properties and assets not expressly listed or referred to in Section 2(a) hereof (of every nature and description; real, personal or mixed; tangible, intangible or contingent; wherever located (including in the possession of vendors or other third parties, or elsewhere); and whether or not recorded, carried or reflected on the books and records or financial statements of ELXSI).

     2. INITIAL CONTRIBUTION. (a) INCLUDED LIABILITIES. Effective 11:59 AM, Boston time, on December 30, 2000, ELXSI DOES HEREBY TRANSFER, ASSIGN AND DELEGATE to BickHoldCo, and BickHoldCo DOES HEREBY ASSUME AND AGREE TO PAY, SATISFY AND DISCHARGE IN ACCORDANCE WITH THEIR RESPECTIVE TERMS (subject to any defenses or claimed offsets asserted in good faith against the obligee to whom the same are owed) OR REIMBURSE ELXSI or Parent for any payment made by either of them after the date hereof on account of, the following indebtedness, liabilities, obligations, commitments and payments ("LIABILITIES") of ELXSI, the Bickford's Division and/or Parent, known or unknown, absolute or contingent (or otherwise), accrued or accruing prior to or after the Closing Date and whether or not carried on the books or records of ELXSI or Parent (the "INCLUDED LIABILITIES"):

         (1) INCIDENTAL TO OWNERSHIP OF INCLUDED ASSETS. Those resulting from, relating to, arising out or in connection with of the ownership, operation, use or occupancy of any of the Included Assets, including Environmental Liabilities, and sales and use Taxes;

         (2) ACCOUNTS PAYABLE, ETC. All trade and other accounts payable and other expenses resulting from, relating, arising out or in connection with of the ownership or operation of Included Assets and/or the Subject Business, including those resulting from, relating to, arising out or in connection with:
(i) the ownership, operation use or occupancy of any of the Owned Real Property, Leased Real Property and Other Real Property Interests (including property Taxes), and (ii) the purchase or supply of any Restaurant or Bickford's Head Office inventory, supplies, furniture, fixtures or equipment included in, or otherwise constituting, Included Assets;

                                                                EXHIBIT A-PAGE 6
                                                     (to Contribution Agreement)

         (3) SUBJECT BUSINESS EMPLOYEES. Those for: (i) salary, wages and other compensation and benefits payable or provided to Subject Business employees, except for the items listed or described in Section 2(b)(1), (2) or (4), and
(ii) payroll and withholding Taxes attributable thereto, except as provided in
Section 2(b)(5)(ii));

         (4) INCLUDED CONTRACT LIABILITIES. Those resulting from, relating to, arising out of or in connection with the Included Contracts (including Leased Real Property leases and equipment finance leases and the Bickford's Division 401(k) plan), including those Liabilities resulting from, relating to, arising out of or in connection with: (i) any breach of any of the representations, warranties, covenants or agreements of ELXSI and/or the Bickford's Division therein; and (ii) any of this Bickford's Insurance Policies, including the obligation to pay (or reimburse others for) any premiums payable thereunder;

         (5) PERMIT LIABILITIES. Those resulting from, relating to, arising out of or in connection with any Permits, including those Liabilities resulting from, relating to, arising out of or in connection with any violation of the terms, conditions or provisions thereof;

         (6) BICKFORD'S MORTGAGE DEBT. Those resulting from, relating to, arising out of or in connection with the Bickford's Mortgages, it being the intent of the Parties that (with the consent and agreement of the Bickford's Mortgage Lenders): (i) the indebtedness and other Liabilities thereunder shall be assumed by the owner of the Included Assets (BickHoldCo or BickOpCo), and
(ii) to the extent permitted by the Bickford's Mortgage Lenders, ELXSI shall be fully released from such indebtedness and other Liabilities and relieved of all further responsibility therefor (the "BICKFORD'S MORTGAGE ASSUMPTIONS/RELEASES");

         (7) LEGAL ACTIONS. Those resulting from, relating to, arising out of or in connection with any Legal Action relating to the Subject Business, any of the Included Assets (including those claims for personal injury or property damage caused (actually or allegedly) at or by any Included Asset or any employee or agent of the Subject Business) and/or any of the other Included Liabilities; and

         (8) OTHER MISCELLANEOUS. All such other Liabilities (absolute, contingent or otherwise) to the extent that they related to the Subject Business, any Included Assets and/or any other Included Liabilities.

     (b) RETAINED LIABILITIES. Except as specifically set forth above in Section 2(a), BickHoldCo does not and will not assume, and shall in no event be liable for, and ELXSI (or Parent) or the Cues Division retains and shall retain responsibility for, and be liable to pay, satisfy and discharge in accordance with their respective terms ("RETAINS"), the Liabilities of ELXSI (or Parent) or Cues Division to the extent that they do not relate to the Subject Business, any Included Assets or any Included Liabilities. In addition, notwithstanding
Section 2(a), the "Included Liabilities" do not include, and ELXSI (or Parent) Retains the following Liabilities:

         (9) PSOR PLAN. Those resulting from, relating to, arising out of or in connection with the Bickford's PSOR Plan (it being acknowledged that such Plan is for the benefit of certain Subject Business executives);

         (10) PARENT OPTIONS. Those resulting from, relating to, arising out of or in connection with any Parent incentive stock option plan and/or any options granted thereunder (it being acknowledged that certain of such options are held by Subject Business executives and other employees);

         (11) MANAGEMENT AGREEMENT. Those resulting from, relating to, arising out of or in connection with the Management Agreement;

                                                                EXHIBIT A-PAGE 7
                                                     (to Contribution Agreement)

         (12) EXECUTIVE EMPLOYMENT AGREEMENTS. Those resulting from, relating to, arising out of or in connection with the Executive Employment Agreements;

         (13) TAXES. Those for: (i) Taxes, of every nature and description, arising or attributable to any period prior to the Closing Date, and (ii) payroll and withholding Taxes attributable to Subject Business employees arising as a result of any payments made or other value realized under the items listed or described in any of the foregoing clauses (1), (2) and (4); and

         (14) ELXSI/CUES CREDITS. Those resulting from, relating to, arising out of or in connection with: (i) the industrial revenue bond financing of certain of the Orlando, Properties, and (ii) the ELXSI Credit Agreement.

All of the Liabilities listed or described in this Section 2(b) are hereinafter sometimes collectively referred to as the "EXCLUDED LIABILITIES".

     3. SECOND CONTRIBUTION; INCLUDED ASSETS. Effective 12:00 AM, Boston time, on December 30, 2000 (midnight Saturday night-Sunday morning), BickHoldCo DOES HEREBY CONTRIBUTE, TRANSFER, GRANT, CONVEY, ASSIGN, SET OVER AND DELIVER to BickOpCo, and its successors and assigns forever, and BickOpCo DOES HEREBY RECEIVE AND ACCEPT from BickHoldCo, all of BickHoldCo's rights, title and interest in, to and under the Included Assets. The Included Assets included in the foregoing contribution, transfer, grant, conveyance, assignment, setting over and delivery by BickHoldCo to BickOpCo are only those businesses, operations, franchises, rights, claims, privileges, properties and assets received by BickHoldCo from ELXSI in the Initial Contribution; without limitation, such Included Assets exclude the Excluded Assets.

     4. SECOND CONTRIBUTION; INCLUDED LIABILITIES. Effective 12:00 AM, Boston time, on December 30, 2000 (midnight Saturday night-Sunday morning), 2000, BickHoldCo DOES HEREBY TRANSFER, ASSIGN AND DELEGATE to BickOpCo, and BickOpCo DOES HEREBY ASSUME AND AGREE TO PAY, SATISFY AND DISCHARGE IN ACCORDANCE WITH THEIR RESPECTIVE TERMS (subject to any defenses or claimed offsets asserted in good faith against the obligee to whom the same are owed) OR REIMBURSE ELXSI, Parent or BickHoldCo for any payment made by any of them after the date hereof on account of, the Included Liabilities. The Included Liabilities included in the foregoing transfer, assignment and delegation from BickHoldCo to BickOpCo (and assumption by BickOpCo) are only those Liabilities transferred, assigned and delegated by ELXSI to BickHoldCo (and assumed by BickHoldCo) in the Initial Contribution; without limitation, such Included Liabilities exclude the Excluded Liabilities.

     5. THE CONTRIBUTION AGREEMENT. (a) Nothing contained in this Bill of Sale shall be deemed to enlarge, diminish or otherwise affect any of the rights, obligations, covenants, agreements, representations or warranties of the Parties contained in the Contribution Agreement.

         (b) Without limiting the generality of the foregoing (and as provided in the Contribution Agreement), BickOpCo and BickHoldCo ("TRANSFEREES") hereby acknowledge and agree that they are receiving the Subject Business, Included Assets and Included Liabilities from ELXSI and BickHoldCo (respectively; and such Parties in their capacity as the transferors of the Included Assets and Included Liabilities, "TRANSFERORS") without representation or warranty and subject to such liens, security interests, mortgages, pledges, covenants, easements, encumbrances, defects in title, agreements and claims and rights of third parties as may exist thereon. Accordingly, each Transferee hereby acknowledges and agrees that, as between such Party and its Transferor, and notwithstanding anything to the contrary set forth in any Transfer Instrument:

(1) THE SUBJECT BUSINESS, INCLUDED ASSETS AND INCLUDED LIABILITIES ARE BEING CONTRIBUTED, TRANSFERRED, GRANTED, CONVEYED, DELIVERED, ASSIGNED, DELEGATED TO, AND ASSUMED BY, SUCH PARTY ON AN "AS IS, WHERE IS" BASIS;

                                                                EXHIBIT A-PAGE 8
                                                     (to Contribution Agreement)

(2) NEITHER TRANSFEROR MAKES ANY GUARANTEES, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT BUSINESS, INCLUDED ASSETS OR INCLUDED LIABILITIES; AND

(3) EACH TRANSFEROR DISCLAIMS AND EXCLUDES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ALL OTHER WARRANTIES, OBLIGATIONS, LIABILITIES, RIGHTS AND REMEDIES, EXPRESS, IMPLIED OR ARISING UNDER LAW, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE.

     6. POWER OF ATTORNEY. Each Transferors DOES HEREBY CONSTITUTE AND APPOINT BickOpCo, and its successors and assigns forever, as the true and lawful attorney-in-fact of such Transferor, with full power of substitution and at the expense of BickOpCo, to institute and prosecute all proceedings which such BickOpCo may reasonably deem proper in order to collect, assert or enforce any claim, right, title or interest in, to or under any of the Included Assets, to defend or compromise any or all actions, suits or proceedings in respect of any of the Included Assets or any of the Included Liabilities, and to do all such other acts and things in relation to the Included Assets and Included Liabilities as BickOpCo shall deem advisable.

     7. FURTHER ASSURANCES. (a) Transferors will, at any time and from time to time after the date hereof, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, certificates of title, powers of attorney and/or assurances as may be reasonably requested by BickOpCo in order to: (i) better evidence or effect the contributions, transfers, grants, conveyances, assignments, settings over and delivery of the Included Assets hereunder, (ii) better or further vest in BickOpCo all of Transferors' respective rights, title and interest in, to and under the Included Assets, (iii) aid and assist in the collection of or reducing to possession by BickOpCo of any of the Included Assets and Subject Business, and/or (iv) otherwise enable BickOpCo to realize upon or otherwise use, enjoy and operate the Included Assets and Subject Business.

         (b) BickOpCo will, at any time and from time to time after the date hereof, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, assumptions and/or assurances as may be reasonably requested by either Transferor in order to: (i) better evidence or effect the assignments, delegations and assumptions of, and agreements to pay, satisfy and discharge, the Included Liabilities hereunder, (ii) better or further vest in BickOpCo all of Transferors' respective Liabilities under (or constituting) the Included Liabilities, (iii) aid and assist in the release of Transferors therefrom, and/or (iv) otherwise hold Transferors harmless from the Included Liabilities.

     8. SUCCESSORS AND ASSIGNS. This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     9. GOVERNING LAW. This Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York.

               [The remainder of this page is intentionally blank]

                                                                EXHIBIT A-PAGE 9
                                                     (to Contribution Agreement)

     10. COUNTERPARTS. This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed to be an original document but all of which together shall constitute a single document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

ELXSI:                                 BICKHOLDCO:

ELXSI                                  BICKFORD'S HOLDINGS COMPANY, INC.


By:                                    By:
   ------------------------------         ------------------------------
   Name:                                  Name:
   Title:                                 Title:


                                       BICKOPCO:

                                       BICKFORD'S FAMILY RESTAURANTS, INC.


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:

                                                                EXHIBIT B-PAGE 1
                                                     (to Contribution Agreement)

                        FORM OF SENIOR SUBORDINATED NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION, AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, DISTRIBUTED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS: (A) THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT COVERING SUCH TRANSACTION, OR (B) THE COMPANY RECEIVES AN OPINION FROM LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH TRANSACTION IS EXEMPT FROM THE APPLICABLE REGISTRATION REQUIREMENTS OF SUCH ACT.

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATED TO ALL SENIOR DEBT (AS DEFINED HEREINBELOW), IN THE MANNER AND TO THE EXTENT SET FORTH HEREIN.

                     [BICKFORD'S HOLDINGS COMPANY, INC.][1]
                    [BICKFORD'S FAMILY RESTAURANTS, INC.][2]

                       SENIOR SUBORDINATED PROMISSORY NOTE

Note No. DDSN-___                  $20,000,000                 December 30, 2000


     FOR VALUE RECEIVED, the undersigned [BICKFORD'S HOLDINGS COMPANY, INC.][1] [BICKFORD'S FAMILY RESTAURANTS, INC.][2], a Delaware corporation (the "COMPANY"), hereby promises to pay to the order of ELXSI, a California corporation, or the registered assigns thereof, on December 30, 2010 (the "MATURITY DATE"), the principal sum of TWENTY MILLION UNITED STATES DOLLARS ($20,000,000), plus interest as hereinafter provided.

     This Note (this "NOTE") [is the "BickHoldCo Senior Subordinated Note"][1] [is or constitutes a part of the "BickOpCo Senior Subordinated Note"][2] issued on or as of December 30, 2000 (the "ORIGINAL ISSUE DATE") under (and as defined in) that certain Contribution Agreement, dated as of December 29, 2000 (the "CONTRIBUTION AGREEMENT"), among ELXSI, Bickford's Holdings Company, Inc. and Bickford's Family Restaurants, Inc. This Note, together with any other similar Senior Subordinated Promissory Notes of the Company issued upon division, combination and/or transfer of such Senior Subordinated Note are hereinafter collectively referred to as the "SENIOR SUBORDINATED NOTES".

     Certain terms used and not defined above in this Note are defined in
Section 7.

--------------------
[1]  Include in BickHoldCo Senior Subordinated Note only

[2]  Include in BickOpCo Senior Subordinated Note only

                                                                EXHIBIT B-PAGE 2
                                                     (to Contribution Agreement)

SECTION 1.  INTEREST; PAYMENTS

     1.1. INTEREST RATE. The outstanding principal amount of this Note shall bear interest at a per annum rate equal to the Bank Reference Rate plus 0.5%; provided, however, that if an Event of Default (as defined in Section 3 hereof) shall have occurred and be continuing, the Company shall pay interest on the outstanding principal amount of this Note, and (to the extent permitted by applicable law) on any unpaid interest under this Note, from the date of such Event of Default and for so long as such Event of Default is continuing, at a per annum rate equal to the Bank Reference Rate plus 2.5%. Interest shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

     1.2. INTEREST PAYMENTS. Interest hereunder shall be due and payable monthly in arrears on the last day of each calendar month, commencing with January 31, 2001. In addition, any payment or prepayment of all or any portion of the principal balance of this Note shall be accompanied by the payment of all accrued and unpaid interest on the principal balance being repaid.

     1.3. PRINCIPAL PAYMENTS. SCHEDULED. On each Amortization Date, the Company shall make a mandatory payment of the principal of the Senior Subordinated Notes in an amount in the aggregate equal to the Amortization Payment corresponding to such Amortization Date (as set forth in Section 7); provided, however, that any mandatory or voluntary prepayments of Senior Subordinated Notes made in accordance with any other provision of this Section
1.3 shall be credited against the Amortization Payment(s) otherwise required to made on the succeeding Amortization Date(s), so as to reduce the Amortization Payment(s) required to be made on such succeeding Amortization Date(s), in the order of their occurrence.

         (b) RECAPTURE EVENTS. The Company shall apply the net cash proceeds of any consummated debt or equity financing, asset sale or other cash realization event that, under the terms of any Senior Debt, requires or triggers a permanent reduction in the loans and/or credit commitments outstanding thereunder: (i) to make the payments and/or prepayments (if any) required under the terms of any Senior Debt as a result thereof or in connection therewith, and (ii) if and to the extent that (x) there shall be any net cash proceeds remaining thereafter and (y) it shall be permitted under Section 4 and any Separate Subordination Agreement, to the mandatory prepayment of the principal of the Senior Subordinated Notes.

         (c) VOLUNTARY. The Company may voluntarily prepay the principal balance of the Senior Subordinated Notes, in whole or from time to time in part, without premium or penalty.

         (d) MATURITY DATE. The entire principal balance of the Senior Subordinated Notes outstanding on the Maturity Date shall be due and payable on the Maturity Date.

         (e) PRO RATA PAYMENTS. All payments and prepayments required under the terms of this Note shall be made to all holders of the Senior Subordinated Notes on a pro rata basis. All such payments and prepayments shall be applied first to the payment of accrued interest and second to the payment of the principal balance thereof.

     1.4. CHANGE OF CONTROL OFFER. (a) Within ten days after a Change of Control shall have occurred (if it then be continuing), the Company shall make an offer to purchase (a "CHANGE OF CONTROL OFFER") all outstanding Senior Subordinated Notes at a price of 100% of the outstanding principal amount thereof plus an amount equal to all interest accrued and unpaid thereon to and including the Change of Control Payment Date (as hereinafter defined), without any interest (the "CHANGE OF CONTROL PRICE").

         (b) Notice of any Change of Control and Change of Control Offer shall be given by the Company by mailing (postage prepaid) or otherwise delivering a written notice to the holders of record of the Senior Subordinated Notes at their respective addresses then appearing on the books of the Company, stating:
(i) that a Change of Control Offer is being made pursuant to this Section 1.4 and that all Senior Subordinated Notes tendered will be accepted for payment, subject to the terms and conditions set forth herein; (ii) the Change of Control

                                                                EXHIBIT B-PAGE 3
                                                     (to Contribution Agreement)

Price and the purchase date (which shall be no earlier than 10 and no later than 60 days after the date that such notice is mailed) (the "CHANGE OF CONTROL PAYMENT DATE"); (iii) that holders of Senior Subordinated Notes accepting the Change of Control Offer will be required to surrender their Senior Subordinated Notes to the Company or its agent designated for the purpose (a "PAYING AGENT"), if any, at the address specified in such notice prior to the close of business on the business day immediately preceding the Change of Control Payment Date;
(iv) that holders of Senior Subordinated Notes will be entitled to withdraw their acceptance of the Change of Control Offer if the Company or its Paying Agent, if any, receives, not later than the close of business on the business day immediately preceding the Change of Control Payment Date, a telegram, facsimile transmission or other written advice setting forth the name of the withdrawing holder and the election of such holder to withdraw its election to have the Senior Subordinated Notes identified therein purchased pursuant to the Change of Control Offer; and (v) that holders whose Senior Subordinated Notes are being purchased only in part will be issued a new Senior Subordinated Note representing the unpurchased Senior Subordinated Notes surrendered.

         (c) On the Change of Control Payment Date, the Company shall: (i) accept for payment all Senior Subordinated Notes validly tendered and not withdrawn pursuant to the Change of Control Offer; (ii) promptly mail (postage prepaid) or otherwise deliver to each holder of Senior Subordinated Notes so accepted payment of the Change of Control Price therefor; and (iii) issue and forward to each such holder who submitted a Senior Subordinated Note representing (in part) not so tendered a Senior Subordinated Note representing the unpurchased Senior Subordinated Notes surrendered.

         (d) If notice of a Change of Control as provided in this subsection 1.4(b) above has been given and the funds to pay the Change of Control Price for Senior Subordinated Notes tendered and not withdrawn have been paid or irrevocably set aside for payment, then all Senior Subordinated Notes accepted for payment pursuant to the Change of Control Offer shall, on the Change of Control Payment Date, be deemed to be no longer outstanding for any purpose and shall have no right to receive any interest payable to the holders of Senior Subordinated Notes accrued after the Change of Control Payment Date, and all other rights with respect to such Senior Subordinated Notes shall thereupon cease and terminate, excepting, however: (i) the right of the holders thereof to receive the Change of Control Price therefor, without any interest, and (ii) rights of registration of transfer and exchange (subject to Section 5 hereof).

     1.5. NON-BUSINESS DAYS. If a payment under this Note becomes due and payable hereunder other than on a business day, the due date thereof shall be extended to the next succeeding business day and interest shall be payable thereon during such extension at the applicable rate specified above.

SECTION 2.  COVENANTS

     The Company hereby covenants and agrees that, except as may be consented to by the Majority Holders:

IT WILL:

         (a) Promptly give notice to the holder of this Note of the occurrence and continuation of any Event of Default hereunder;

         (b) Preserve its corporate existence;

         (c) Comply in all material respects with all federal, state, local and foreign laws, statutes, ordinances, codes, judgments, orders, decrees, directives, rules and regulations of any governmental authority, court or arbitrator, and with all governmental licenses, permits, rights, privileges, registrations, required reports, franchises, authorizations and other consents, applicable to the Company or the business, operations or assets thereof;

                                                                EXHIBIT B-PAGE 4
                                                     (to Contribution Agreement)

         (d) Comply in all material respects with all material contracts, agreements, instruments, undertakings, commitments and arrangements, written or oral, of any kind or description whatsoever, applicable to the Company or the business, operations or assets thereof;

         (e) Pay promptly when due all taxes, fees, assessments and other governmental charges imposed upon the Company's property, assets or income, provided, however, that payment of any such tax, fee, assessment, charge, claim or indebtedness shall not be necessary so long as the applicability or validity thereof shall be contested in good faith by appropriate proceedings and a reserve, if appropriate, shall have been established with respect thereto, and such failure to pay is not prejudicial in any material respect to the interests of the holder of this Note; and

         (f) Maintain insurance to such an extent, in such amounts and covering such risks as is customary for companies engaged in the same or similar businesses; and

IT WILL NOT:

         (g) Whenever: (x) the Company fails to pay on any interest payment date the full amount of interest then accrued on the outstanding Senior Subordinated Notes, whether or not such payment is prohibited by the terms of any Senior Debt, or (y) the Company fails make any mandatory principal payment or Change of Control Offer payment with respect to the Senior Subordinated Notes that it is required by the terms hereof to make, whether or not such payment is prohibited by the terms of any Senior Debt (the events described in the foregoing clauses
(x) and (y), a "PAYMENT DEFAULT"), thereafter, until such Payment Default shall no longer be continuing, the Company shall not: (i) pay any interest, fee or similar payments on or with respect to any Junior Debt other than interest payable in Junior Debt; or (ii) declare or pay dividends, or make any other distributions, on or in respect of any shares of its capital stock, other than dividends or distributions payable in its capital stock; or

         (h) Whenever a Payment Default shall have occurred, thereafter, until such Payment Default shall no longer be continuing, the Company shall not (i) pay, prepay, redeem, purchase or otherwise acquire for value any Junior Debt (provided that the Company may at any time: (A) pay, prepay, redeem, purchase or otherwise acquire for value Junior Debt in exchange for shares of its capital stock or other Junior Debt; and (B) accept Junior Debt for conversion into shares of its capital stock or other Junior Debt, provided that the dividends or interest (as the case may be) payable on, and aggregate liquidation preference (if any) or principal (as the case may be) of, any of its capital stock or Junior Debt issued in such a conversion shall be no greater than that of its Junior Debt converted); or (ii) redeem, purchase or otherwise acquire for value shares of its capital stock (provided that the Company may at any time: (A) redeem, purchase or otherwise acquire for value shares of its capital stock in exchange for shares of its capital stock; and (B) accept shares of its capital stock for conversion into shares of its capital stock, provided that the dividends payable on, and aggregate liquidation preference (if any) of, any of its capital stock issued in such a conversion shall be no greater than that of its capital stock converted).

SECTION 3.  EVENTS OF DEFAULT

     Upon the occurrence of any of the following, each of which is referred to herein as an "EVENT OF DEFAULT":

         (a) Any failure of the Company to pay within five business days of the applicable due date any principal of, interest under, or other sums due under this Note, whether by reason of stated maturity or due date, notice of prepayment, mandatory prepayment, offer to purchase, cancellation, acceleration or otherwise;

         (b) Any breach by the Company, or any failure to fulfill, any of its other obligations set forth in Section 1.4 or 2 of this Note;

                                                                EXHIBIT B-PAGE 5
                                                     (to Contribution Agreement)

         (c) The filing by the Company of a petition in bankruptcy or a voluntary petition or of an answer seeking readjustment of its debts or for any other relief under any bankruptcy, insolvency, or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing, or the taking by the Company of any action indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; or the application by the Company for, or any the Company's sustaining the appointment by consent or acquiescence of, a receiver or trustee for the Company or for all or a substantial part of its property or assets; or an assignment by the Company for the benefit of its creditors;

         (d) The filing of any involuntary petition against the Company in bankruptcy or seeking readjustment of its debts or for any other relief under any bankruptcy, insolvency, or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or the appointment of a receiver or trustee for the Company or for all or a substantial part of its property or assets; or the serving on the Company of a warrant of attachment, execution or similar process against any substantial part of the property or assets of the Company and any of such events continues for 60 days undismissed, unbonded or undischarged;

         (e) A final judgment for the payment of money in excess of $50,000 shall be rendered by a court against the Company and the Company shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within 60 days after the date of entry thereof and within said period of 60 days (or such longer period during which execution of such judgment shall have been stayed) appeal therefrom and cause the execution thereof to be stayed during such appeal;

         (f) The effectuation by the Company of any dissolution, liquidation or winding up, or the taking of any corporate action or the commencement of any proceedings in connection with any of the foregoing; or

         (g) Any Senior Debt Event of Default;

then, during the continuance of any such event, the holder of this Note may, by written notice to the Company declare the outstanding principal balance of this
Note immediately due and payable, whereupon the same shall become immediately due and payable (without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived); provided, however, that if there shall have occurred an Event of Default described under the foregoing subsection (c) or (d), the outstanding principal balance of this Note shall automatically become immediately due and payable (without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived).

SECTION 4.  SUBORDINATION

     4.1. IN GENERAL. (a) By acceptance of this Note, the holder hereof hereby agrees to the subordination provisions of this Note, set forth below in this
Section 4.

         (b) If any payment of any principal of, interest under, or other sums due under the Senior Subordinated Notes (including under Sections 1.3 and 1.4) may not be made without violating the terms of any Senior Debt then outstanding, such payment shall not be made to the extent that the Company is so prohibited from making such payment. Any payment not made by reason of the application of the foregoing terms shall be made by the Company as promptly as practicable after such payment may be made without violating the terms of any Senior Debt then outstanding.

     4.2. "SENIOR DEBT" DEFINED. For purposes of this Note, "SENIOR DEBT" shall mean the following, whether outstanding on the Original Issue Date, the date of this Note or thereafter created, incurred, assumed or guaranteed:

                                                                EXHIBIT B-PAGE 6
                                                     (to Contribution Agreement)

       (i) the principal of, any premium on, all interest under, and all other Liabilities due under or with respect to any indebtedness for borrowed money (including indebtedness incurred under the Bank Agreement);

       (ii) the principal of, any premium on, all interest under, and all other Liabilities due under or with respect to any of the Liabilities of the type described in either of the foregoing clause (i) assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company (including through an agreement to purchase, contingent or otherwise); and

       (iii) the principal of, any premium on, all interest under, and all other Liabilities due under or with respect to any indebtedness representing a refinancing, renewal, extension, refunding, replacement or substitution of any of the Liabilities of the type described in either of the foregoing clauses (i) or (ii), or this clause (iii);

unless and to the extent that, in the case of any of the foregoing, the agreement, document or instrument creating, evidencing or governing the same provides that the same ranks pari passu with or junior to the Senior Subordinated Notes or that it is not superior or senior in right of payment to the Senior Subordinated Notes.

     4.3. INSOLVENCY, ETC. In the event of (x) any insolvency proceeding, bankruptcy, receivership, liquidation, reorganization, arrangement, assignment for the benefit of creditors, or other similar proceeding relative to the Company or its creditors, as such, or its property, or (y) any proceeding for the voluntary or involuntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then and in any such event:

       (i) all Senior Debt (including interest on the principal amount thereof accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made in respect of this Note or any other Senior Subordinated Notes;

       (ii) any payment or distribution of any character, whether in cash, securities or other property, which would otherwise (but for the terms of this Section 4.3) be payable or deliverable in respect of this Note or any other Senior Subordinated Notes (including any payment or distribution in respect of this Note and other Senior Subordinated Notes by reason of any other indebtedness of the Company being subordinated to the Senior Subordinated Notes and any payment in respect of interest on the principal amount thereof accruing after the commencement of any such proceedings), shall be paid or delivered directly to the holders of the Senior Debt, or their representatives, until the aggregate amount of the Senior Debt (including interest on the principal amount thereof accruing after the commencement of any such proceedings) shall have been paid in full (and the holder of this Note hereby irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, conservators and others having authority in the premises to effect all such payments and deliveries); and

       (iii) the holder of this Note will execute and deliver to the holders of the Senior Debt, or their representatives, all such other and further instruments confirming the authorization referred to in the foregoing clause (ii), any powers of attorney specifically confirming the rights of the holders of the Senior Debt arising hereunder, and all such proofs of claim, assignments of claim and other instruments, and shall take all such other and further actions as may be requested by any holder of the Senior Debt or its representatives.

                                                                EXHIBIT B-PAGE 7
                                                     (to Contribution Agreement)

     4.4.   PAYMENTS IN CONTRAVENTION. If, notwithstanding the provisions of
Section 4, any payment or distribution of any character (whether in cash, securities, or other property) or any security shall be received by the holder of this Note in contravention of the terms of this Section 4, and before the Senior Debt shall have been paid in full, such payment, distribution or security shall not be commingled with any asset of the holder of this Note, but shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt, or their representatives, for application to the payment of all Senior Debt remaining unpaid, until the Senior Debt (including interest on the principal amount thereof accruing after the commencement of any proceedings described in Section 4.3 hereof) shall have been paid in full.

     4.5. SEPARATE SUBORDINATION AGREEMENTS. The holder of this Note, by his acceptance thereof, agrees that such holder shall, from time to time upon the request of the Company made in accordance with any request or demand of any holder (or prospective holder) of Senior Debt, or its representative, to execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments with respect to the subordination of the indebtedness evidenced by this Note to such Senior Debt as shall be so requested or demanded by such holder (or prospective holder), or its representative (any such agreement, document or instrument, a "SEPARATE SUBORDINATION AGREEMENT"). Without limiting the generality of the foregoing, a Separate Subordination Agreement may establish or provide for subordination agreements or arrangements greater than (i.e., more detrimental to the interests of the holder of his Note) as those set forth above in this Section 4. Unless and to the extent otherwise stated in any Separate Subordination Agreement, in the event of a conflict or inconsistency between any term or provision thereof and this Section 4, such Separate Subordination Agreement shall govern and control.

SECTION 5.  RESTRICTIONS ON TRANSFER

     5.1. LEGEND. Except as otherwise provided in this Section 5, each Note shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION, AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, DISTRIBUTED, ASSIGNED OR OTHERWISE DISPOSED OF
     UNLESS: (A) THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT COVERING SUCH TRANSACTION, OR (B) THE COMPANY RECEIVES AN OPINION ADDRESSED FROM LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH TRANSACTION IS EXEMPT FROM THE APPLICABLE REGISTRATION REQUIREMENTS OF SUCH ACT."

     5.2. RESTRICTIONS ON TRANSFER. Each offer, sale, transfer, distribution, assignment or other disposal of this Note or any interest therein shall be subject to compliance with the terms of the foregoing legend, and the Company (and any transfer agent of the Company) may refuse to register or otherwise recognize any transfer of this Note or Conversion Shares not in compliance therewith.

SECTION 6.  TRANSFER OFFICE; OWNERSHIP; REGISTRATION OF TRANSFER, ETC.

     6.1. TRANSFER OFFICE. The Company shall maintain an office or agency in the United States of America where books for the registration and registration of transfer of Senior Subordinated Notes will be kept and where Senior Subordinated Notes may be presented for division or combination and substitution pursuant to the provisions thereof (the "TRANSFER OFFICE"). The Transfer Office shall initially be located at 1330 Soldier's Field Road, Boston, Massachusetts 02135, and may subsequently be located at such other address in the United States of America as to which the Company shall have previously delivered prior written to the holder or holders of the Senior Subordinated Notes.

                                                                EXHIBIT B-PAGE 8
                                                     (to Contribution Agreement)

     6.2. OWNERSHIP OF NOTES. The Company may deem and treat the Person in whose name this Note is registered as the owner and holder thereof for all purposes hereunder and shall not be bound by any notice to the contrary, until presentation of this Note for registration of transfer as provided in this
Section 6.

     6.3. REGISTRATION OF TRANSFER. The Company agrees to maintain at the Transfer Office books for the registration and registration of transfer of Senior Subordinated Notes, and (subject to the provisions of Section 5) this Note and all rights hereunder are transferable, in whole or in any part, on said books at said office upon surrender of this Note at said Transfer Office, together with a written instrument of transfer of this Note duly executed by the holder thereof or its duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable in respect thereof. Upon such surrender and payment, the Company shall execute and deliver a new Senior Subordinated Note in the name of the assignee or assignees and in the denominations specified in such instrument and this Note shall promptly be cancelled.

     6.4. DIVISION OR COMBINATION OF NOTES. This Note may be divided or combined with other Senior Subordinated Notes upon presentation of this Note and of any other Senior Subordinated Notes with which this Note is to be combined at the Transfer Office, together with a written notice specifying the names and denominations in which the new Senior Subordinated Note or Notes are to be issued duly executed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 6.3 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Senior Subordinated Note or Notes in exchange for the Senior Subordinated Note or Notes to be divided or combined in accordance with such notice.

     6.5. LOSS, DESTRUCTION, ETC. OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Senior Subordinated Note, and in the case of any such loss, theft or destruction upon delivery of a written indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the mutilated Senior Subordinated Note, the Company shall execute and deliver a new Senior Subordinated Note of like tenor in lieu of such lost, stolen, mutilated or destroyed Senior Subordinated Note. Any Senior Subordinated Note issued under the provisions of this Section 6.5 in lieu of any Senior Subordinated Note alleged to be lost, stolen, mutilated or destroyed shall constitute an original contractual obligation on the part of the Company.

     6.6. EXPENSES OF DELIVERY. The Company shall bear and pay all expenses, taxes (other than transfer taxes) and other charges incurred or charged in connection with the preparation, issuance and delivery of Senior Subordinated Notes hereunder.

SECTION 7.  DEFINITIONS

     For purposes of the Senior Subordinated Notes, the following definitions, not defined elsewhere herein, shall have the following respective meanings:

     "AMORTIZATION DATE" means the last day of each calendar quarter, commencing with March 31, 2001, and "AMORTIZATION PAYMENT" means, for any Amortization Date falling in any of the following calendar years, the amount hereinafter set forth opposite such calendar year:

           Calendar Year                     Amortization Payment (on
       (of Amortization Date)      each Amortization Date in such Calendar Year)
       ----------------------      ---------------------------------------------
               2001                                 $  250,000
               2002                                 $  250,000
               2003                                 $  375,000
               2004                                 $  375,000
               2005                                 $  500,000
               2006                                 $  500,000
               2007                                 $  500,000
               2008                                 $  500,000
               2009                                 $  750,000
               2010                                 $1,000,000

                                                                EXHIBIT B-PAGE 9
                                                     (to Contribution Agreement)

     "BANK" means Bank of America, N.A.

     "BANK AGREEMENT" means that certain Amended and Restated Loan and Security Agreement, dated as of December 30, 1996, between ELXSI and the Bank (then named Bank of America Illinois), as amended from time to time.

     "BANK REFERENCE RATE" means the rate of interest publicly announced by the Bank as its prime rate. The prime rate is set by the Bank based on various factors, including the Bank's cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the prime rate. Any change in the prime rate will take effect at the opening of business on the day specified in the Bank's public announcement of a change in the prime rate.

     "CHANGE OF CONTROL" means any of the following events: (A) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Securities carrying 50% or more of the aggregate voting power of all classes of Voting Stock of the Company; (B) the Company merges or consolidates with or into another Person, or sells, assigns, conveys, exchanges, leases, transfers or otherwise disposes of all of substantially all of its property and assets to any Person, in any such event pursuant to a transaction in which the outstanding Voting Stock of all classes and series of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where: (i) the outstanding Voting Stock of each class and series of the Company is converted into or exchanged for Voting Stock of the surviving or transferee Person (as the case may be), and (ii) the holders of each class and series of Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, Voting Stock carrying 50% or more of the aggregate voting power of all classes of Voting Stock of the surviving or transferee Person (as the case may be) immediately after such transaction; or (C) at any time, individuals who constituted the Board of Directors of the Company on the Original Issue Date (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors on the Original Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     "ELXSI" means ELXSI, a California corporation and wholly owned subsidiary of ELXSI Corp.

     "ELXSI CORP." means ELXSI Corporation, a Delaware corporation.

     "ELXSI CORP. RIGHTS PLAN" means that certain Rights Agreement, dated as of June 4, 1997 (as amended from time to time), between ELXSI Corp. and Continental Stock Transfer & Trust Company, as Rights Agent.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "JUNIOR DEBT" means and includes: (i) all Liabilities for borrowed money wherein the agreement, document or instrument creating, evidencing or governing the same provides that the same ranks junior to the Senior Subordinated Notes or that it is not superior or senior in right of payment to, or parri passu with, the Senior Subordinated Notes, and (ii) the Subordinated Notes.

                                                               EXHIBIT B-PAGE 10
                                                     (to Contribution Agreement)

     "LIABILITIES" has the meaning ascribed to such term under the Contribution Agreement.

     "MAJORITY HOLDERS" means, at any time, holders of the majority of the Senior Subordinated Notes outstanding at such time.

     "PERMITTED HOLDER" means and includes: (i) ELXSI Corp, ELXSI, and any other subsidiary of ELXSI Corp.; and (ii) any Milley Group Member and any Affiliate and Associate of any Milley Group Member (as such terms are defined in the ELXSI Corp. Rights Agreement).

     "PERSON" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated association or organization, governmental agency or other body, or other entity of whatever nature.

     "SENIOR DEBT EVENT OF DEFAULT" means and includes each "event of default" under, or within the meaning of, the terms of any Senior Debt (whenever incurred). Any Senior Debt Event of Default agreed to or otherwise coming into effect after the Original Issue Date or the date hereof shall, automatically and simultaneously with its effectiveness, become a "Senior Debt Event of Default" for purposes hereof. Any amendment, waiver or other modification of the Senior Debt Events of Default as in effect under the terms of any relevant Senior Debt shall have no force and effect with respect to the Senior Debt Events of Default as in effect under the Senior Subordinated Notes, unless and to the extent approved by the Majority Holders.

     "SUBORDINATED NOTES" means and included the Subordinated Note issued under (and as defined in) the Contribution Agreement, together with any other similar Subordinated Promissory Notes of the Company issued upon division, combination and/or transfer of such Subordinated Note.

     "VOTING STOCK" means, of any Person, outstanding securities of all classes of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to elect directors of such Person.

SECTION 8.  MISCELLANEOUS

     8.1. NOTICES. All notices, requests, demands or other communications to or upon the Company or the holder of this Note shall be deemed to have been delivered, given or made when deposited in the mails, postage prepaid, addressed (if to the Company) at 1330 Soldier's Field Road, Boston, Massachusetts 02135, or (if to the holder of this Note) at such holder's address as provided by such holder to the Company. No other method of giving notice is hereby precluded.

     8.2. EXPENSES OF ENFORCEMENT. The Company agrees to pay and save the holder of this Note harmless from and against any expenses arising in connection with the enforcement of this Note, including, without limitation, the reasonable fees and expenses of counsel selected by the holder of this Note.

     8.3. WAIVERS AND AMENDMENTS. Any term or provision of the Senior Subordinated Notes (including this Note) may be waived, supplemented or amended in a writing executed by the Company and executed (or consented to in writing) by the Majority Holders; provided, however, that no such waiver, supplement or amendment shall, without the consent of the holder of this Note, change the maturity date of the principal of or any interest under this Note, or reduce the principal amount of this Note or reduce the rate of interest hereunder.

     8.4.   WAIVERS, ETC. No failure or delay on the part of the holder of this
Note in exercising any right, power or privilege hereunder, and no course of dealing between the Company and the holder of this Note shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or

                                                               EXHIBIT B-PAGE 11
                                                     (to Contribution Agreement)

privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the holder of this Note would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the holder of this Note to take any other or further action in any circumstances without notice or demand.

     8.5. DESCRIPTIVE HEADINGS; REFERENCES. The descriptive headings of this Note are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. Section references in this Note are to the referenced Sections of this Note, unless the context otherwise requires.

     8.6. GENDER; SINGULAR AND PLURAL. Words of gender or neuter may be read as masculine, feminine or neuter, as required or permitted by the context. Singular and plural forms of defined and other terms herein may be read as singular or plural, as required or permitted by the context.

     8.7. GOVERNING LAW; SEVERABILITY. This Note shall be interpreted, and the rights and obligations of the parties hereto shall be determined, in accordance with the laws of the State of New York (other than the conflicts of law principles thereof). Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note, provided that the prohibition or invalidity does not reduce the amount of any payment obligation of Company or delay the time for any such payment.

[3][SECTION 9. SUBSTITUTION OF "BICKOPCO SENIOR SUBORDINATED NOTE" FOR THIS "BICKHOLDCO SENIOR SUBORDINATED NOTE"

     9.1. ASSUMPTION AND RELEASE. This Note was originally issued, executed and delivered by the Company to ELXSI on the Original Issue Date as part of the consideration for the Initial Contribution under (and as defined in) the Contribution Agreement. The Contribution Agreement provides, among other things, that effective immediately after the effectiveness of the Initial Contribution, on the Original Issue Date and as part of the Second Contribution under (and as defined in) the Contribution Agreement: (i) BickOpCo (as defined in the Contribution Agreement) shall assume and agree to pay, satisfy and discharge in accordance with its terms (subject to any defenses or claimed offsets asserted in good faith against the obligee to whom the same are owed) this Note (the "BICKOPCO ASSUMPTION"), and (ii) BickHoldCo shall be fully released from the indebtedness and other Liabilities under this Note and relieved of all further responsibility therefor (the "BICKHOLDCO RELEASE"). ELXSI, and each other holder of Senior Subordinated Notes, by its acceptance thereof, hereby: (A) irrevocably consents and agrees to the BickOpCo Assumption and BickHoldCo Release, and (B) agrees to execute and deliver such agreements, instruments, certificates or other documents, and to take such other and further actions, as BickHoldCo and/or BickOpCo may reasonably request in order to further effect and/or evidence such BickOpCo Assumption and/or BickHoldCo Release.

     9.2. SUBSTITUTION OF NOTE INSTRUMENTS. Simultaneously with the consummation of the Second Contribution and in order evidence the BickOpCo Assumption and BickHoldCo Release, BickHoldCo shall cause BickOpCo to issue, execute and deliver to ELXSI a new Senior Subordinated Note in replacement of this Note, whereupon ELXSI shall surrender to BickHoldCo for cancellation this Note and the same shall no longer be of any force or effect.]

--------------------
[3]  Include in BickHoldCo Senior Subordinated Note only

                                                               EXHIBIT B-PAGE 12
                                                     (to Contribution Agreement)

     IN WITNESS WHEREOF, the undersigned has executed this Note on the date first above written.

                                       [BICKFORD'S HOLDINGS COMPANY, INC.][4]
                                       [BICKFORD'S FAMILY RESTAURANTS, INC.][5]


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:

--------------------
[4]  Include in BickHoldCo Senior Subordinated Note only
[5]  Include in BickOpCo Senior Subordinated Note only

                                                                EXHIBIT C-PAGE 1
                                                     (to Contribution Agreement)

                            FORM OF SUBORDINATED NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION, AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, DISTRIBUTED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS: (A) THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT COVERING SUCH TRANSACTION, OR (B) THE COMPANY RECEIVES AN OPINION FROM LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH TRANSACTION IS EXEMPT FROM THE APPLICABLE REGISTRATION REQUIREMENTS OF SUCH ACT.

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATED TO ALL SENIOR DEBT (AS DEFINED HEREINBELOW), IN THE MANNER AND TO THE EXTENT SET FORTH HEREIN.

                     [BICKFORD'S HOLDINGS COMPANY, INC.][1]
                    [BICKFORD'S FAMILY RESTAURANTS, INC.][2]

                        15% SUBORDINATED PROMISSORY NOTE


Note No. DDSU-___                 $25,000,000                  December 30, 2000


     FOR VALUE RECEIVED, the undersigned [BICKFORD'S HOLDINGS COMPANY, INC.][1] [BICKFORD'S FAMILY RESTAURANTS, INC.][2], a Delaware corporation (the "COMPANY"), hereby promises to pay to the order of ELXSI, a California corporation, or the registered assigns thereof, on December 30, 2010 (the "MATURITY DATE"), the principal sum of TWENTY-FIVE MILLION UNITED STATES DOLLARS ($25,000,000), plus interest as hereinafter provided.

     This Note (this "NOTE") [is the "BickHoldCo Subordinated Note"][1] [is or constitutes a part of the "BickOpCo Subordinated Note"][2] issued on or as of December 30, 2000 (the "ORIGINAL ISSUE DATE") under (and as defined in) that certain Contribution Agreement, dated as of December 29, 2000 (the "CONTRIBUTION AGREEMENT"), among ELXSI, Bickford's Holdings Company, Inc. and Bickford's Family Restaurants, Inc. This Note, together with any other similar 15% Subordinated Promissory Notes of the Company issued upon division, combination and/or transfer of such Subordinated Note are hereinafter collectively referred to as the "SUBORDINATED NOTES".

     Certain terms used and not defined above in this Note are defined in
Section 7.

--------------------
[1]  Include in BickHoldCo Subordinated Note only
[2]  Include in BickOpCo Subordinated Note only

                                                                EXHIBIT C-PAGE 2
                                                     (to Contribution Agreement)

SECTION 1.  INTEREST; PAYMENTS

     1.1. INTEREST RATE. The outstanding principal amount of this Note shall bear interest at a per annum rate equal to fifteen percent (15%); provided, however, that if an Event of Default (as defined in Section 3 hereof) shall have occurred and be continuing, the Company shall pay interest on the outstanding principal amount of this Note, and (to the extent permitted by applicable law) on any unpaid interest under this Note, from the date of such Event of Default and for so long as such Event of Default is continuing, at a per annum rate equal to seventeen percent (17%). Interest shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

     1.2. INTEREST PAYMENTS. Interest hereunder shall be due and payable monthly in arrears on the last day of each calendar month, commencing with January 31, 2001. In addition, any payment or prepayment of all or any portion of the principal balance of this Note shall be accompanied by the payment of all accrued and unpaid interest on the principal balance being repaid.

     1.3. PRINCIPAL PAYMENTS. SCHEDULED. On each Amortization Date, the Company shall make a mandatory payment of the principal of the Senior Subordinated Notes in an amount in the aggregate equal to the Amortization Payment corresponding to such Amortization Date (as set forth in Section 7); provided, however, that any mandatory or voluntary prepayments of Subordinated Notes made in accordance with any other provision of this Section 1.3 shall be credited against the Amortization Payment(s) otherwise required to made on the succeeding Amortization Date(s), so as to reduce the Amortization Payment(s) required to be made on such succeeding Amortization Date(s), in the order of their occurrence.

         (b) RECAPTURE EVENTS. The Company shall apply the net cash proceeds of any consummated debt or equity financing, asset sale or other cash realization event that, under the terms of any Senior Debt, requires or triggers a permanent reduction in the loans and/or credit commitments outstanding thereunder: (i) to make the payments and/or prepayments (if any) required under the terms of any Senior Debt as a result thereof or in connection therewith, and (ii) if and to the extent that (x) there shall be any net cash proceeds remaining thereafter and (y) it shall be permitted under Section 4 and any Separate Subordination Agreement, to the mandatory prepayment of the principal of the Subordinated Notes.

         (c) VOLUNTARY. The Company may voluntarily prepay the principal balance of the Subordinated Notes, in whole or from time to time in part, without premium or penalty.

         (d) MATURITY DATE. The entire principal balance of the Subordinated Notes outstanding on the Maturity Date shall be due and payable on the Maturity Date.

         (e) PRO RATA PAYMENTS. All payments and prepayments required under the terms of this Note shall be made to all holders of the Subordinated Notes on a pro rata basis. All such payments and prepayments shall be applied first to the payment of accrued interest and second to the payment of the principal balance thereof.

     1.4. CHANGE OF CONTROL OFFER. (a) Within ten days after a Change of Control shall have occurred (if it then be continuing), the Company shall make an offer to purchase (a "CHANGE OF CONTROL OFFER") all outstanding Subordinated Notes at a price of 100% of the outstanding principal amount thereof plus an amount equal to all interest accrued and unpaid thereon to and including the Change of Control Payment Date (as hereinafter defined), without any interest (the "CHANGE OF CONTROL PRICE").

         (b) Notice of any Change of Control and Change of Control Offer shall be given by the Company by mailing (postage prepaid) or otherwise delivering a written notice to the holders of record of the Subordinated Notes at their respective addresses then appearing on the books of the Company, stating: (i) that a Change of Control Offer is being made pursuant to this Section 1.4 and that all Subordinated Notes tendered will be accepted for payment, subject to the terms and conditions set forth herein; (ii) the Change of Control Price and

                                                                EXHIBIT C-PAGE 3
                                                     (to Contribution Agreement)

the purchase date (which shall be no earlier than 10 and no later than 60 days after the date that such notice is mailed) (the "CHANGE OF CONTROL PAYMENT DATE"); (iii) that holders of Subordinated Notes accepting the Change of Control Offer will be required to surrender their Subordinated Notes to the Company or its agent designated for the purpose (a "PAYING Agent"), if any, at the address specified in such notice prior to the close of business on the business day immediately preceding the Change of Control Payment Date; (iv) that holders of Subordinated Notes will be entitled to withdraw their acceptance of the Change of Control Offer if the Company or its Paying Agent, if any, receives, not later than the close of business on the business day immediately preceding the Change of Control Payment Date, a telegram, facsimile transmission or other written advice setting forth the name of the withdrawing holder and the election of such holder to withdraw its election to have the Subordinated Notes identified therein purchased pursuant to the Change of Control Offer; and (v) that holders whose Subordinated Notes are being purchased only in part will be issued a new Subordinated Note representing the unpurchased Subordinated Notes surrendered.

         (c) On the Change of Control Payment Date, the Company shall: (i) accept for payment all Subordinated Notes validly tendered and not withdrawn pursuant to the Change of Control Offer; (ii) promptly mail (postage prepaid) or otherwise deliver to each holder of Subordinated Notes so accepted payment of the Change of Control Price therefor; and (iii) issue and forward to each such holder who submitted a Subordinated Note representing (in part) not so tendered a Subordinated Note representing the unpurchased Subordinated Notes surrendered.

         (d) If notice of a Change of Control as provided in this subsection 1.4(b) above has been given and the funds to pay the Change of Control Price for Subordinated Notes tendered and not withdrawn have been paid or irrevocably set aside for payment, then all Subordinated Notes accepted for payment pursuant to the Change of Control Offer shall, on the Change of Control Payment Date, be deemed to be no longer outstanding for any purpose and shall have no right to receive any interest payable to the holders of Subordinated Notes accrued after the Change of Control Payment Date, and all other rights with respect to such Subordinated Notes shall thereupon cease and terminate, excepting, however: (i) the right of the holders thereof to receive the Change of Control Price therefor, without any interest, and (ii) rights of registration of transfer and exchange (subject to Section 5 hereof).

     1.5. NON-BUSINESS DAYS. If a payment under this Note becomes due and payable hereunder other than on a business day, the due date thereof shall be extended to the next succeeding business day and interest shall be payable thereon during such extension at the applicable rate specified above.

SECTION 2.  COVENANTS

     The Company hereby covenants and agrees that, except as may be consented to by the Majority Holders:

IT WILL:

         (a) Promptly give notice to the holder of this Note of the occurrence and continuation of any Event of Default hereunder;

         (b) Preserve its corporate existence;

         (c) Comply in all material respects with all federal, state, local and foreign laws, statutes, ordinances, codes, judgments, orders, decrees, directives, rules and regulations of any governmental authority, court or arbitrator, and with all governmental licenses, permits, rights, privileges, registrations, required reports, franchises, authorizations and other consents, applicable to the Company or the business, operations or assets thereof;

                                                                EXHIBIT C-PAGE 4
                                                     (to Contribution Agreement)

         (d) Comply in all material respects with all material contracts, agreements, instruments, undertakings, commitments and arrangements, written or oral, of any kind or description whatsoever, applicable to the Company or the business, operations or assets thereof;

         (e) Pay promptly when due all taxes, fees, assessments and other governmental charges imposed upon the Company's property, assets or income, provided, however, that payment of any such tax, fee, assessment, charge, claim or indebtedness shall not be necessary so long as the applicability or validity thereof shall be contested in good faith by appropriate proceedings and a reserve, if appropriate, shall have been established with respect thereto, and such failure to pay is not prejudicial in any material respect to the interests of the holder of this Note; and

         (f) Maintain insurance to such an extent, in such amounts and covering such risks as is customary for companies engaged in the same or similar businesses; and

IT WILL NOT:

         (g) Whenever: (x) the Company fails to pay on any interest payment date the full amount of interest then accrued on the outstanding Subordinated Notes, whether or not such payment is prohibited by the terms of any Senior Debt, or
(y) the Company fails make any mandatory principal payment or Change of Control Offer payment with respect to the Subordinated Notes that it is required by the terms hereof to make, whether or not such payment is prohibited by the terms of any Senior Debt (the events described in the foregoing clauses (x) and (y), a "PAYMENT DEFAULT"), thereafter, until such Payment Default shall no longer be continuing, the Company shall not: (i) pay any interest, fee or similar payments on or with respect to any Junior Debt other than interest payable in Junior Debt; or (ii) declare or pay dividends, or make any other distributions, on or in respect of any shares of its capital stock, other than dividends or distributions payable in its capital stock; or

         (h) Whenever a Payment Default shall have occurred, thereafter, until such Payment Default shall no longer be continuing, the Company shall not (i) pay, prepay, redeem, purchase or otherwise acquire for value any Junior Debt (provided that the Company may at any time: (A) pay, prepay, redeem, purchase or otherwise acquire for value Junior Debt in exchange for shares of its capital stock or other Junior Debt; and (B) accept Junior Debt for conversion into shares of its capital stock or other Junior Debt, provided that the dividends or interest (as the case may be) payable on, and aggregate liquidation preference (if any) or principal (as the case may be) of, any of its capital stock or Junior Debt issued in such a conversion shall be no greater than that of its Junior Debt converted); or (ii) redeem, purchase or otherwise acquire for value shares of its capital stock (provided that the Company may at any time: (A) redeem, purchase or otherwise acquire for value shares of its capital stock in exchange for shares of its capital stock; and (B) accept shares of its capital stock for conversion into shares of its capital stock, provided that the dividends payable on, and aggregate liquidation preference (if any) of, any of its capital stock issued in such a conversion shall be no greater than that of its capital stock converted).

SECTION 3.  EVENTS OF DEFAULT

     Upon the occurrence of any of the following, each of which is referred to herein as an "EVENT OF DEFAULT":

         (a) Any failure of the Company to pay within five business days of the applicable due date any principal of, interest under, or other sums due under this Note, whether by reason of stated maturity or due date, notice of prepayment, mandatory prepayment, offer to purchase, cancellation, acceleration or otherwise;

         (b) Any breach by the Company, or any failure to fulfill, any of its other obligations set forth in Section 1.4 or 2 of this Note;

                                                                EXHIBIT C-PAGE 5
                                                     (to Contribution Agreement)

         (c) The filing by the Company of a petition in bankruptcy or a voluntary petition or of an answer seeking readjustment of its debts or for any other relief under any bankruptcy, insolvency, or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing, or the taking by the Company of any action indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; or the application by the Company for, or any the Company's sustaining the appointment by consent or acquiescence of, a receiver or trustee for the Company or for all or a substantial part of its property or assets; or an assignment by the Company for the benefit of its creditors;

         (d) The filing of any involuntary petition against the Company in bankruptcy or seeking readjustment of its debts or for any other relief under any bankruptcy, insolvency, or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or the appointment of a receiver or trustee for the Company or for all or a substantial part of its property or assets; or the serving on the Company of a warrant of attachment, execution or similar process against any substantial part of the property or assets of the Company and any of such events continues for 60 days undismissed, unbonded or undischarged;

         (e) A final judgment for the payment of money in excess of $50,000 shall be rendered by a court against the Company and the Company shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within 60 days after the date of entry thereof and within said period of 60 days (or such longer period during which execution of such judgment shall have been stayed) appeal therefrom and cause the execution thereof to be stayed during such appeal;

         (f) The effectuation by the Company of any dissolution, liquidation or winding up, or the taking of any corporate action or the commencement of any proceedings in connection with any of the foregoing; or

         (g) Any Senior Debt Event of Default;

then, during the continuance of any such event, the holder of this Note may, by written notice to the Company declare the outstanding principal balance of this
Note immediately due and payable, whereupon the same shall become immediately due and payable (without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived); provided, however, that if there shall have occurred an Event of Default described under the foregoing subsection (c) or (d), the outstanding principal balance of this Note shall automatically become immediately due and payable (without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived).

SECTION 4.  SUBORDINATION

     4.1. IN GENERAL. (a) By acceptance of this Note, the holder hereof hereby agrees to the subordination provisions of this Note, set forth below in this
Section 4.

         (b) If any payment of any principal of, interest under, or other sums due under the Subordinated Notes (including under Sections 1.3 and 1.4) may not be made without violating the terms of any Senior Debt then outstanding, such payment shall not be made to the extent that the Company is so prohibited from making such payment. Any payment not made by reason of the application of the foregoing terms shall be made by the Company as promptly as practicable after such payment may be made without violating the terms of any Senior Debt then outstanding.

     4.2. "SENIOR DEBT" DEFINED. For purposes of this Note, "SENIOR DEBT" shall mean the following, whether outstanding on the Original Issue Date, the date of this Note or thereafter created, incurred, assumed or guaranteed:

                                                                EXHIBIT C-PAGE 6
                                                     (to Contribution Agreement)

       (i) the principal of, any premium on, all interest under, and all other Liabilities due under or with respect to any indebtedness for borrowed money (including indebtedness incurred under the Bank Agreement);

       (ii) the principal of, any premium on, all interest under, and all other Liabilities due under or with respect to the Senior Subordinated Notes;

       (iii) the principal of, any premium on, all interest under, and all other Liabilities due under or with respect to any of the Liabilities of the type described in either of the foregoing clauses (i) or (ii) assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company (including through an agreement to purchase, contingent or otherwise); and

       (iv) the principal of, any premium on, all interest under, and all other Liabilities due under or with respect to any indebtedness representing a refinancing, renewal, extension, refunding, replacement or substitution of any of the Liabilities of the type described in either of the foregoing clauses (i), (ii) or (iii), or this clause (iv);

unless and to the extent that, in the case of any of the foregoing, the agreement, document or instrument creating, evidencing or governing the same provides that the same ranks pari passu with or junior to the Subordinated Notes or that it is not superior or senior in right of payment to the Subordinated Notes.

     4.3. INSOLVENCY, ETC. In the event of (x) any insolvency proceeding, bankruptcy, receivership, liquidation, reorganization, arrangement, assignment for the benefit of creditors, or other similar proceeding relative to the Company or its creditors, as such, or its property, or (y) any proceeding for the voluntary or involuntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then and in any such event:

       (i) all Senior Debt (including interest on the principal amount thereof accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made in respect of this Note or any other Subordinated Notes;

       (ii) any payment or distribution of any character, whether in cash, securities or other property, which would otherwise (but for the terms of this Section 4.3) be payable or deliverable in respect of this Note or any other Subordinated Notes (including any payment or distribution in respect of this Note and other Subordinated Notes by reason of any other indebtedness of the Company being subordinated to the Subordinated Notes and any payment in respect of interest on the principal amount thereof accruing after the commencement of any such proceedings), shall be paid or delivered directly to the holders of the Senior Debt, or their representatives, until the aggregate amount of the Senior Debt (including interest on the principal amount thereof accruing after the commencement of any such proceedings) shall have been paid in full (and the holder of this Note hereby irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, conservators and others having authority in the premises to effect all such payments and deliveries); and

       (iii) the holder of this Note will execute and deliver to the holders of the Senior Debt, or their representatives, all such other and further instruments confirming the authorization referred to in the foregoing clause (ii), any powers of attorney specifically confirming the rights of the holders of the Senior Debt arising hereunder, and all such proofs of claim, assignments of claim and other instruments, and shall take all such other and further actions as may be requested by any holder of the Senior Debt or its representatives.

                                                                EXHIBIT C-PAGE 7
                                                     (to Contribution Agreement)

     4.4.   PAYMENTS IN CONTRAVENTION. If, notwithstanding the provisions of
Section 4, any payment or distribution of any character (whether in cash, securities, or other property) or any security shall be received by the holder of this Note in contravention of the terms of this Section 4, and before the Senior Debt shall have been paid in full, such payment, distribution or security shall not be commingled with any asset of the holder of this Note, but shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt, or their representatives, for application to the payment of all Senior Debt remaining unpaid, until the Senior Debt (including interest on the principal amount thereof accruing after the commencement of any proceedings described in Section 4.3 hereof) shall have been paid in full.

     4.5. SEPARATE SUBORDINATION AGREEMENTS. The holder of this Note, by his acceptance thereof, agrees that such holder shall, from time to time upon the request of the Company made in accordance with any request or demand of any holder (or prospective holder) of Senior Debt, or its representative, to execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments with respect to the subordination of the indebtedness evidenced by this Note to such Senior Debt as shall be so requested or demanded by such holder (or prospective holder), or its representative (any such agreement, document or instrument, a "SEPARATE SUBORDINATION AGREEMENT"). Without limiting the generality of the foregoing, a Separate Subordination Agreement may establish or provide for subordination agreements or arrangements greater than (i.e., more detrimental to the interests of the holder of his Note) as those set forth above in this Section 4. Unless and to the extent otherwise stated in any Separate Subordination Agreement, in the event of a conflict or inconsistency between any term or provision thereof and this Section 4, such Separate Subordination Agreement shall govern and control.

SECTION 5.  RESTRICTIONS ON TRANSFER

     5.1. LEGEND. Except as otherwise provided in this Section 5, each Note shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION, AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, DISTRIBUTED, ASSIGNED OR OTHERWISE DISPOSED OF
     UNLESS: (A) THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT COVERING SUCH TRANSACTION, OR (B) THE COMPANY RECEIVES AN OPINION ADDRESSED FROM LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH TRANSACTION IS EXEMPT FROM THE APPLICABLE REGISTRATION REQUIREMENTS OF SUCH ACT."

     5.2. RESTRICTIONS ON TRANSFER. Each offer, sale, transfer, distribution, assignment or other disposal of this Note or any interest therein shall be subject to compliance with the terms of the foregoing legend, and the Company (and any transfer agent of the Company) may refuse to register or otherwise recognize any transfer of this Note or Conversion Shares not in compliance therewith.

SECTION 6.  TRANSFER OFFICE; OWNERSHIP; REGISTRATION OF TRANSFER, ETC.

     6.1. TRANSFER OFFICE. The Company shall maintain an office or agency in the United States of America where books for the registration and registration of transfer of Subordinated Notes will be kept and where Subordinated Notes may be presented for division or combination and substitution pursuant to the provisions thereof (the "TRANSFER OFFICE"). The Transfer Office shall initially be located at 1330 Soldier's Field Road, Boston, Massachusetts 02135, and may subsequently be located at such other address in the United States of America as to which the Company shall have previously delivered prior written to the holder or holders of the Subordinated Notes.

                                                                EXHIBIT C-PAGE 8
                                                     (to Contribution Agreement)

     6.2. OWNERSHIP OF NOTES. The Company may deem and treat the Person in whose name this Note is registered as the owner and holder thereof for all purposes hereunder and shall not be bound by any notice to the contrary, until presentation of this Note for registration of transfer as provided in this
Section 6.

     6.3. REGISTRATION OF TRANSFER. The Company agrees to maintain at the Transfer Office books for the registration and registration of transfer of Subordinated Notes, and (subject to the provisions of Section 5) this Note and all rights hereunder are transferable, in whole or in any part, on said books at said office upon surrender of this Note at said Transfer Office, together with a written instrument of transfer of this Note duly executed by the holder thereof or its duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable in respect thereof. Upon such surrender and payment, the Company shall execute and deliver a new Subordinated Note in the name of the assignee or assignees and in the denominations specified in such instrument and this Note shall promptly be cancelled.

     6.4. DIVISION OR COMBINATION OF NOTES. This Note may be divided or combined with other Subordinated Notes upon presentation of this Note and of any other Subordinated Notes with which this Note is to be combined at the Transfer Office, together with a written notice specifying the names and denominations in which the new Subordinated Note or Notes are to be issued duly executed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 6.3 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Subordinated Note or Notes in exchange for the Subordinated Note or Notes to be divided or combined in accordance with such notice.

     6.5. LOSS, DESTRUCTION, ETC. OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Subordinated Note, and in the case of any such loss, theft or destruction upon delivery of a written indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the mutilated Subordinated Note, the Company shall execute and deliver a new Subordinated Note of like tenor in lieu of such lost, stolen, mutilated or destroyed Subordinated Note. Any Subordinated Note issued under the provisions of this Section 6.5 in lieu of any Subordinated Note alleged to be lost, stolen, mutilated or destroyed shall constitute an original contractual obligation on the part of the Company.

     6.6. EXPENSES OF DELIVERY. The Company shall bear and pay all expenses, taxes (other than transfer taxes) and other charges incurred or charged in connection with the preparation, issuance and delivery of Subordinated Notes hereunder.

SECTION 7.  DEFINITIONS

     For purposes of the Subordinated Notes, the following definitions, not defined elsewhere herein, shall have the following respective meanings:

     "AMORTIZATION DATE" means the last day of each calendar quarter, commencing with March 31, 2002, and "AMORTIZATION PAYMENT" means, for any Amortization Date falling in any of the following calendar years, the amount hereinafter set forth opposite such calendar year:

                                                                EXHIBIT C-PAGE 9
                                                     (to Contribution Agreement)

           Calendar Year                     Amortization Payment (on
       (of Amortization Date)      each Amortization Date in such Calendar Year)
       ----------------------      ---------------------------------------------
               2002                                 $   250,000
               2003                                 $   250,000
               2004                                 $   250,000
               2005                                 $   250,000
               2006                                 $   500,000
               2007                                 $   750,000
               2008                                 $ 1,000,000
               2009                                 $ 1,000,000
               2010                                 $ 1,000,000
               2011                                 $ 1,000,000

     "BANK AGREEMENT" means that certain Amended and Restated Loan and Security Agreement, dated as of December 30, 1996, between ELXSI and Bank of America, N.A. (then named Bank of America Illinois), as amended from time to time.

     "CHANGE OF CONTROL" means any of the following events: (A) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Securities carrying 50% or more of the aggregate voting power of all classes of Voting Stock of the Company; (B) the Company merges or consolidates with or into another Person, or sells, assigns, conveys, exchanges, leases, transfers or otherwise disposes of all of substantially all of its property and assets to any Person, in any such event pursuant to a transaction in which the outstanding Voting Stock of all classes and series of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where: (i) the outstanding Voting Stock of each class and series of the Company is converted into or exchanged for Voting Stock of the surviving or transferee Person (as the case may be), and (ii) the holders of each class and series of Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, Voting Stock carrying 50% or more of the aggregate voting power of all classes of Voting Stock of the surviving or transferee Person (as the case may be) immediately after such transaction; or (C) at any time, individuals who constituted the Board of Directors of the Company on the Original Issue Date (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors on the Original Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     "ELXSI" means ELXSI, a California corporation and wholly owned subsidiary of ELXSI Corp.

     "ELXSI CORP." means ELXSI Corporation, a Delaware corporation.

     "ELXSI CORP. RIGHTS PLAN" means that certain Rights Agreement, dated as of June 4, 1997 (as amended from time to time), between ELXSI Corp. and Continental Stock Transfer & Trust Company, as Rights Agent.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "JUNIOR DEBT" means and includes all Liabilities for borrowed money wherein the agreement, document or instrument creating, evidencing or governing the same provides that the same ranks junior to the Subordinated Notes or that it is not superior or senior in right of payment to, or parri passu with, the Subordinated Notes.

                                                               EXHIBIT C-PAGE 10
                                                     (to Contribution Agreement)

     "LIABILITIES" has the meaning ascribed to such term under the Contribution Agreement.

     "MAJORITY HOLDERS" means, at any time, holders of the majority of the Subordinated Notes outstanding at such time.

     "PERMITTED HOLDER" means and includes: (i) ELXSI Corp, ELXSI, and any other subsidiary of ELXSI Corp.; and (ii) any Milley Group Member and any Affiliate and Associate of any Milley Group Member (as such terms are defined in the ELXSI Corp. Rights Agreement).

     "PERSON" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated association or organization, governmental agency or other body, or other entity of whatever nature.

     "SENIOR DEBT EVENT OF DEFAULT" means and includes each "event of default" under, or within the meaning of, the terms of any Senior Debt (whenever incurred). Any Senior Debt Event of Default agreed to or otherwise coming into effect after the Original Issue Date or the date hereof shall, automatically and simultaneously with its effectiveness, become a "Senior Debt Event of Default" for purposes hereof. Any amendment, waiver or other modification of the Senior Debt Events of Default as in effect under the terms of any relevant Senior Debt shall have no force and effect with respect to the Senior Debt Events of Default as in effect under the Subordinated Notes, unless and to the extent approved by the Majority Holders.

     "SENIOR SUBORDINATED NOTES" means and includes the Senior Subordinated Note issued under (and as defined in) the Contribution Agreement, together with any other similar Senior Subordinated Promissory Notes of the Company issued upon division, combination and/or transfer of such Senior Subordinated Note.

     "VOTING STOCK" means, of any Person, outstanding securities of all classes of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to elect directors of such Person.

SECTION 8.  MISCELLANEOUS

     8.1. NOTICES. All notices, requests, demands or other communications to or upon the Company or the holder of this Note shall be deemed to have been delivered, given or made when deposited in the mails, postage prepaid, addressed (if to the Company) at 1330 Soldier's Field Road, Boston, Massachusetts 02135, or (if to the holder of this Note) at such holder's address as provided by such holder to the Company. No other method of giving notice is hereby precluded.

     8.2. EXPENSES OF ENFORCEMENT. The Company agrees to pay and save the holder of this Note harmless from and against any expenses arising in connection with the enforcement of this Note, including, without limitation, the reasonable fees and expenses of counsel selected by the holder of this Note.

     8.3. WAIVERS AND AMENDMENTS. Any term or provision of the Subordinated Notes (including this Note) may be waived, supplemented or amended in a writing executed by the Company and executed (or consented to in writing) by the Majority Holders; provided, however, that no such waiver, supplement or amendment shall, without the consent of the holder of this Note, change the maturity date of the principal of or any interest under this Note, or reduce the principal amount of this Note or reduce the rate of interest hereunder.

     8.4.   WAIVERS, ETC. No failure or delay on the part of the holder of this
Note in exercising any right, power or privilege hereunder, and no course of dealing between the Company and the holder of this Note shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or

                                                               EXHIBIT C-PAGE 11
                                                     (to Contribution Agreement)

privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the holder of this Note would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the holder of this Note to take any other or further action in any circumstances without notice or demand.

     8.5. DESCRIPTIVE HEADINGS; REFERENCES. The descriptive headings of this Note are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. Section references in this Note are to the referenced Sections of this Note, unless the context otherwise requires.

     8.6. GENDER; SINGULAR AND PLURAL. Words of gender or neuter may be read as masculine, feminine or neuter, as required or permitted by the context. Singular and plural forms of defined and other terms herein may be read as singular or plural, as required or permitted by the context.

     8.7. GOVERNING LAW; SEVERABILITY. This Note shall be interpreted, and the rights and obligations of the parties hereto shall be determined, in accordance with the laws of the State of New York (other than the conflicts of law principles thereof). Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note, provided that the prohibition or invalidity does not reduce the amount of any payment obligation of Company or delay the time for any such payment.

[1][SECTION 9. SUBSTITUTION OF "BICKOPCO SUBORDINATED NOTE" FOR THIS "BICKHOLDCO SUBORDINATED NOTE"

     9.1. ASSUMPTION AND RELEASE. This Note was originally issued, executed and delivered by the Company to ELXSI on the Original Issue Date as part of the consideration for the Initial Contribution under (and as defined in) the Contribution Agreement. The Contribution Agreement provides, among other things, that effective immediately after the effectiveness of the Initial Contribution, on the Original Issue Date and as part of the Second Contribution under (and as defined in) the Contribution Agreement: (i) BickOpCo (as defined in the Contribution Agreement) shall assume and agree to pay, satisfy and discharge in accordance with its terms (subject to any defenses or claimed offsets asserted in good faith against the obligee to whom the same are owed) this Note (the "BICKOPCO ASSUMPTION"), and (ii) BickHoldCo shall be fully released from the indebtedness and other Liabilities under this Note and relieved of all further responsibility therefor (the "BICKHOLDCO RELEASE"). ELXSI, and each other holder of Subordinated Notes, by its acceptance thereof, hereby: (A) irrevocably consents and agrees to the BickOpCo Assumption and BickHoldCo Release, and (B) agrees to execute and deliver such agreements, instruments, certificates or other documents, and to take such other and further actions, as BickHoldCo and/or BickOpCo may reasonably request in order to further effect and/or evidence such BickOpCo Assumption and/or BickHoldCo Release.

     9.2. SUBSTITUTION OF NOTE INSTRUMENTS. Simultaneously with the consummation of the Second Contribution and in order evidence the BickOpCo Assumption and BickHoldCo Release, BickHoldCo shall cause BickOpCo to issue, execute and deliver to ELXSI a new Subordinated Note in replacement of this Note, whereupon ELXSI shall surrender to BickHoldCo for cancellation this Note and the same shall no longer be of any force or effect.]

--------------------
[1]  Include in BickHoldCo Subordinated Note only

                                                               EXHIBIT C-PAGE 12
                                                     (to Contribution Agreement)

     IN WITNESS WHEREOF, the undersigned has executed this Note on the date first above written.

                                       [BICKFORD'S HOLDINGS COMPANY, INC.][1]
                                       [BICKFORD'S FAMILY RESTAURANTS, INC.][2]


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:

--------------------
[1]  Include in BickHoldCo Subordinated Note only
[2]  Include in BickOpCo Subordinated Note only

                                                                EXHIBIT D-PAGE 1
                                                     (to Contribution Agreement)

                 FORM OF BICKHOLDCO CERTIFICATE OF DESIGNATIONS

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                CLASS A 3% CUMULATIVE REDEEMABLE PREFERRED STOCK,
                           PAR VALUE $.001 PER SHARE,
                                       OF
                        BICKFORD'S HOLDINGS COMPANY, INC.

--------------------------------------------------------------------------------

     BICKFORD'S HOLDINGS COMPANY, INC., a Corporation organized and existing under the General Corporation Law of the State of Delaware (the "CORPORATION"), DOES HEREBY CERTIFY that:

     A. Pursuant to authority expressly conferred upon the Board of Directors of the Corporation under the Certificate of Incorporation of the Corporation, as amended, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors duly adopted a resolution on or as of December 22, 2000 providing for the authorization of 10,000 shares of Class A 3% Cumulative Redeemable Preferred Stock, par value $.001 per share, and establishing the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, which resolution is as follows:

          "RESOLVED, that pursuant to Article FOURTH of the Certificate of Incorporation of the Corporation, as amended: (i) the Board of Directors of the Corporation hereby authorizes the designation of a class of its Preferred Stock hereby designated as Class A 3% Cumulative Redeemable Preferred Stock, par value $.001 per share (the "CLASS A"), (ii) the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the Class A be, and the same hereby are, fixed as set forth in Annex I attached hereto, (iii) upon the issuance of any shares of the Class A, only the aggregate par value thereof shall be determined to be capital of the Corporation for purposes of the General Corporation Law of the State of Delaware (including Section 154 thereof), and (iv) the Chairman, the President and any Vice President of the Corporation be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation and/or as an officer thereof, to execute and acknowledge a Certificate of Designations in respect of the Class A that incorporates the Annex I attached hereto, and to cause such Certificate of Designations to be filed in the Office of the Secretary of State of the State of Delaware;"

     B. Set forth immediately below is a true, complete and correct copy of the Annex I referred to in said resolution:

     SECTION 1. DESIGNATION AND NUMBER. (a) Of the shares of Preferred Stock, par value $.001 per share ("PREFERRED STOCK"), of the Corporation, 20,000 shares are hereby designated as Class A 3% Cumulative Redeemable Preferred Stock (hereinafter referred to as the "CLASS A"). Such number of shares of the Class A may be increased or decreased (but not below the number of then outstanding shares of the Class A) by a vote of the Board of Directors of the Corporation (but subject to Sections 1(c) and 8). The Class A may be issued in fractions of a share, which shall entitle the holder thereof, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of the Class A.

         (b) RANKING. The Class A shall rank, with respect to dividends and upon liquidation, dissolution or winding up of the Corporation: (1) senior to the Common Stock, par value $.001 per share, of the Corporation ("COMMON STOCK"), and (2) senior to any other class or series of Preferred Stock or other preferred or preference stock of the Corporation ("OTHER PREFERRED STOCK"), except for any Senior Stock or Parity Stock authorized by the holders of the Class A as provided in the following Sections 1(c) and 8.

         (c) ADDITIONAL SHARES. The Corporation may authorize and issue such additional shares of Other Preferred Stock, of any class or series, to the full extent permitted by the Certificate of Incorporation; provided, however, that,

                                                                EXHIBIT D-PAGE 2
                                                     (to Contribution Agreement)

as provided in Section 8 hereof, the Corporation may not issue any Senior Stock or Parity Stock unless approved by the holders of a majority of the Class A voting as a single class.

     SECTION 2. DIVIDENDS. (a) IN GENERAL. The holders of shares of the Class A shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds of the Corporation legally available therefor, dividends at an annual rate of $30.00 per share (the "DIVIDEND" or "DIVIDENDS"). Dividends on shares of the Class A will be cumulative and will accrue from the Deemed Issue Date of such shares and will be payable (when, as and if declared by the Board of Directors of the Corporation out of funds of the Corporation legally available therefor) annually in arrears at a rate of $30.00 per share for each Dividend Period on the Dividend Payment Date that falls at the end of such Dividend Period; provided, however, that with respect to such first Dividend Period and first Dividend Payment Date for any particular shares of the Class A issued (or deemed to have been issued): (i) prior to the first Dividend Payment Date, Dividends will be payable (when, as and if declared by the Board of Directors of the Corporation out of funds of the Corporation legally available therefor) in an amount equal to $30.00 per share multiplied by a fraction the numerator of which shall be the number of days from but excluding the Deemed Issue Date of such shares to and including the first Dividend Payment Date and the denominator of which shall be 365 days, or (ii) on any other date not constituting a Dividend Payment Date, Dividends will be payable (when, as and if declared by the Board of Directors of the Corporation out of funds of the Corporation legally available therefor) in an amount equal to $30.00 per share multiplied by a fraction the numerator of which shall be the number of days from but excluding the Deemed Issue Date of such shares to and including the next Dividend Payment Date and the denominator of which shall be the numbers of days in the period from but excluding the immediately preceding Dividend Payment Date to and including the next Dividend Payment Date.

         (b) ACCUMULATION AND PAYMENT. Dividends, whether or not declared, will begin to accrue and be cumulative on shares of the Class A from the Deemed Issue Date thereof until declared and paid, when declaration and payment may be for all or part of the then accumulated Dividends. Each Dividend shall be payable to holders of record of the Class A as they appear on the books of the Corporation on the relevant Dividend Record Date. Accrued and unpaid Dividends, if any, shall not bear any interest or Dividends. Dividends in arrears for any past Dividend Payment Date, and Dividends in connection with any redemption or purchase of shares of the Class A, may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. The amount of any Dividends "accrued" on any share of the Class A at any date shall be deemed to be the amount of any unpaid Dividends accumulated thereon to and including such date, whether or not earned or declared. Dividends accrued with respect to less than a whole Dividend Period shall be computed on the basis of the actual number of days comprising such Dividend Period and the actual number of days elapsed.

         (c) CASH OR IN KIND. All Dividends shall be paid in cash; provided that if and to the extent that the payment of any Dividend in cash is prohibited by the terms of any Senior Stock or Parity Stock or any binding agreement or instrument to which the Corporation is a party or subject, such Dividend shall be paid in such combination of cash and additional shares of the Class A (with each whole such share being valued at $1,000 and fractional shares the corresponding fraction thereof) ("PIK SHARES"), or entirely in PIK shares, to the extent necessary to avoid a violation of such terms. Dividends paid by the issuance of PIK shares shall be deemed to have been paid for all purposes hereunder (except as otherwise provided in Section 6), and for all purposes hereunder such PIK Shares shall be deemed to have been issued and to be outstanding on (and shall have a Deemed Issue Date of) the relevant Dividend Payment Date. Only the aggregate par value of any PIK Shares shall be determined to be capital of the Corporation for purposes of the General Corporation Law of the State of Delaware (including Section 154 thereof).

         (d) NO OTHER DIVIDENDS. The holders of shares of Class A shall not be entitled to receive any dividends or other distributions, or otherwise participate in the growth of the Corporation, except as provided in this Section
2. The right to receive Dividends under this Section 2 shall be subject to the restrictions contained in Section 6 hereof.

                                                                EXHIBIT D-PAGE 3
                                                     (to Contribution Agreement)

     SECTION 3. REDEMPTION. (a) AT THE CORPORATION'S OPTION. (1) The outstanding shares of the Class A may be redeemed, at the option of the Corporation (but subject to the restrictions contained in Section 6 hereof), in whole or in any part, at any time and from time to time, upon not more than 60 nor less than 10 days' prior written notice to the holders of the shares to be redeemed, at a redemption price per share equal to $1,000 plus an amount equal to all Dividends accrued (whether or not accumulated) and unpaid thereon, whether or not declared, to and including the date fixed for redemption, without any interest (the "REDEMPTION PRICE").

                  (2) If less than all of the shares of the Class A are to be redeemed in a particular Optional Redemption, the shares to be redeemed shall be redeemed pro rata or determined by lot in such manner as the Board of Directors of the Corporation may determine to be equitable.

         (b) MANDATORY REDEMPTION. The Corporation shall be required to redeem, on December 29, 2010, all then-outstanding shares of the Class A, at the Redemption Price.

         (c) Notice of any Optional Redemption or Mandatory Redemption shall be given by written notice of the Corporation mailed (postage prepaid) or otherwise delivered to the holders of record of the shares of the Class A to be redeemed at their respective addresses then appearing on the books of the Corporation, not more than 60 nor less than 10 days prior to the date fixed for redemption, but neither the failure to mail or otherwise such notice nor any defect therein or in the mailing or other delivery thereof shall affect the validity of the proceeding for the redemption of any shares of the Class A called for redemption. The Corporation may, at its option, by giving notice thereof (with or in the aforementioned redemption notice) to the holders of record of the shares of the Class A to be redeemed, impose as a condition to such holders' entitlement to receive payment of the Redemption Price for such holders' shares the requirement that the certificate(s) therefor be surrendered for cancellation to the Corporation or its agent designated for the purpose (a "REDEMPTION AGENT"), if any. However, if notice of a redemption has been duly given as provided in this Section 3(c) and the funds to pay the Redemption Price for the shares to be redeemed have been paid or irrevocably set aside for payment, then all such shares of the Class A (whether or not the certificate(s) therefor have been surrendered for cancellation) shall, effective on the date fixed for such Optional Redemption or Mandatory Redemption (as the case may be), be deemed to be no longer outstanding for any purpose and shall have no right to receive Dividends payable to the holders of shares of the Class A on any record date falling after the date fixed for such redemption, and all other rights with respect to such shares shall thereupon cease and terminate, excepting, however:
(i) the right of the holders of such shares to receive (upon the satisfaction of any condition to surrender the certificate(s) therefor for cancellation) the Redemption Price therefor, without any interest, and (ii) rights of registration of transfer and exchange (subject to Section 9 hereof).

         (d) AT THE HOLDERS' OPTION. (1) At any time after the fifth anniversary of the Original Issue Date, each holder of outstanding shares of the Class A may require the Corporation to redeem all or any portion of such shares held by such holder, at the Redemption Price.

                  (2) In order for a holder to require the Corporation to redeem outstanding shares of the Class A held by such holder pursuant to a Put Redemption, such holder shall: (A) deliver written notice to the Corporation, at its principal offices or at the office of its Redemption Agent, if any, stating that such holder elects to require the Corporation to effect a Put Redemption of all or a specified number of such shares in accordance with the provisions of this Section 3(d) and specifying: (i) the date required by such holder for such Put Redemption (which may not be more than 60 nor less than 30 days after the date of the Corporation's receipt of such notice), and (ii) the address to which any check for the Redemption Price for such shares should be forwarded, and (B) surrender to the Corporation, at its principal offices or at the office of any Redemption Agent, the certificate(s) representing the Class A shares to be redeemed. It shall be a condition to such holder's entitlement to receive payment of the Redemption Price for such holder's shares the requirement that the certificate(s) therefor be surrendered for cancellation to the Corporation or its Redemption Agent, if any. However, if notice of a Put Redemption has been duly given as provided in this Section 3(d)(2) and the funds to pay the Redemption Price for the shares to be redeemed have been paid or irrevocably set aside for payment, then all such shares of the Class A (whether or not the certificate(s) therefor have been surrendered for cancellation) shall, on the date required for such Put Redemption, be deemed to be no longer outstanding for

                                                                EXHIBIT D-PAGE 4
                                                     (to Contribution Agreement)

any purpose and shall have no right to receive Dividends payable to the holders of record of shares of the Class A on any record date falling after the date required for such redemption, and all other rights with respect to such shares shall thereupon cease and terminate, excepting, however: (i) the right of the holders of such shares to receive (upon the satisfaction of the condition to surrender the certificate(s) therefor for cancellation) the Redemption Price therefor, without any interest, and (ii) rights of registration of transfer and exchange (subject to Section 9 hereof).

     SECTION 4. CHANGE OF CONTROL OFFER. (a) Within ten days after a Change of Control shall have occurred (if it then be continuing), the Corporation shall make an offer to purchase (a "CHANGE OF CONTROL OFFER") all outstanding shares of the Class A at a purchase price per share equal to $1,000 plus an amount equal to all Dividends accrued (whether or not accumulated) and unpaid thereon, whether or not declared, to and including the Change of Control Payment Date (as hereinafter defined), without any interest (the "CHANGE OF CONTROL PRICE").

         (b) Notice of any Change of Control and Change of Control Offer shall be given by the Corporation by mailing (postage prepaid) or otherwise delivering a written notice to the holders of record of the shares of the Class A at their respective addresses then appearing on the books of the Corporation, stating:
(i) that a Change of Control Offer is being made pursuant to this Section 4 and that all shares of Class A tendered will be accepted for payment, subject to the terms and conditions set forth herein; (ii) the Change of Control Price and the purchase date (which shall be no earlier than 10 and no later than 60 days after the date that such notice is mailed) (the "CHANGE OF CONTROL PAYMENT DATE");
(iii) that holders of the Class A accepting the Change of Control Offer will be required to surrender their certificates representing shares of the Class A to the Corporation or its agent designated for the purpose (a "PAYING AGENT"), if any, at the address specified in such notice prior to the close of business on the business day immediately preceding the Change of Control Payment Date; (iv) that holders of the Class A will be entitled to withdraw their acceptance of the Change of Control Offer if the Corporation or its Paying Agent, if any, receives, not later than the close of business on the business day immediately preceding the Change of Control Payment Date, a telegram, facsimile transmission or other written advice setting forth the name of the withdrawing holder and the election of such holder to withdraw its election to have the shares of Class A identified therein purchased pursuant to the Change of Control Offer; and (v) that holders whose Class A whose shares are being purchased only in part will be issued a new certificate representing the unpurchased shares of the Class A represented by the Class A certificate(s) surrendered.

         (c) On the Change of Control Payment Date, the Corporation shall: (i) accept for payment all shares of Class A validly tendered and not withdrawn pursuant to the Change of Control Offer; (ii) promptly mail (postage prepaid) or otherwise deliver to each holder of shares of the Class A so accepted payment of the Change of Control Price therefor; and (iii) issue and forward to each such holder who surrendered a certificate representing (in part) shares of the Class A not so tendered a new certificate representing the unpurchased shares of the Class A represented by such Class A certificate(s) surrendered.

         (d) If notice of a Change of Control as provided in this subsection 4(b) above has been given and the funds to pay the Change of Control Price for the shares tendered and not withdrawn have been paid or irrevocably set aside for payment, then all shares of the Class A accepted for payment pursuant to the Change of Control Offer shall, on the Change of Control Payment Date, be deemed to be no longer outstanding for any purpose and shall have no right to receive Dividends payable to the holders of record of shares of the Class A on any record date falling after the Change of Control Payment Date, and all other rights with respect to such shares shall thereupon cease and terminate, excepting, however: (i) the right of the holders of such shares to receive the Change of Control Price therefor, without any interest, and (ii) rights of registration of transfer and exchange (subject to Section 9 hereof).

     SECTION 5. CORPORATION MAY PURCHASE SHARES. Nothing contained in Sections 3 or 4 or any other provision of this Certificate of Designations shall be deemed to prohibit or restrict the Corporation from purchasing or otherwise acquiring any shares of the Class A (whether in privately negotiated transactions, in a tender or exchange offer or otherwise) and, unless otherwise prohibited by applicable law, the Corporation is authorized to purchase or otherwise acquire shares of the Class A at any time or from time to time, and at such prices which may be obtained by the Corporation; subject, however, to the applicable restrictions set forth in Section 6 hereof.

                                                                EXHIBIT D-PAGE 5
                                                     (to Contribution Agreement)

     SECTION 6. PAYMENT RESTRICTIONS. (a) Whenever: (x) the Corporation fails to pay on any Dividend Payment Date the full amount of Dividends then accrued on the outstanding shares of the Class A, whether or not such payment is legally permissible or is prohibited by the terms of any Senior Stock or Parity Stock or any binding agreement or instrument to which the Corporation is a party or subject, or (y) the Corporation fails to make any redemption or Change of Control Offer payment with respect to the Class A that it is required by the terms hereof to make, whether or not such payment is legally permissible or is prohibited by the terms of any Senior Stock or Parity Stock or any binding agreement or instrument to which the Corporation is a party or subject, or (z) the Corporation shall be prohibited, under the terms of any Senior Stock or Parity Stock or any binding agreement or instrument to which the Corporation is a party or subject, to pay any such Dividends in cash (the events described in the foregoing clauses (x), (y) and (z), a "PAYMENT DEFAULT"), thereafter, until such Payment Default shall no longer be continuing, the Corporation shall not:
(i) declare or pay dividends, or make any other distributions, on or in respect of any shares of any Parity Stock, other than (A) dividends or distributions payable in Parity Stock or Junior Stock, and (B) dividends or distributions paid ratably on the Class A and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Class A and such Parity Stock are then entitled; or (ii) declare or pay dividends, or make any other distributions, on or in respect of any shares of Junior Stock, other than dividends or distributions payable in Junior Stock.

         (b) Whenever a Payment Default shall have occurred, thereafter, until such Payment Default shall no longer be continuing, the Corporation shall not:
(i) redeem, purchase or otherwise acquire for value shares of Junior Stock or Parity Stock (provided that the Corporation may at any time: (A) redeem, purchase or otherwise acquire for value shares of: (x) Junior Stock in exchange for shares of Junior Stock, and (y) Parity Stock in exchange for shares of Junior Stock or Parity Stock, provided that the dividends payable on, and aggregate liquidation preference (if any) of, any Junior Stock or Parity Stock issued in such an exchange shall be no greater than that of the Junior Stock or Parity Stock redeemed, purchased or otherwise acquired (as the case may be); (B) accept shares of: (x) Junior Stock for conversion into shares of Junior Stock and (y) Parity Stock for conversion into shares of Junior Stock or Parity Stock, provided that the dividends payable on, and aggregate liquidation preference (if any) of, any Junior Stock or Parity Stock issued in such a conversion shall be no greater than that of the Parity Stock converted; and (C) redeem, purchase or otherwise acquire for value shares of any Junior Stock or Parity Stock pursuant to any mandatory redemption, offer to purchase, put, sinking fund or other similar obligation, pro rata with the Class A in proportion to the total amount then required to be applied by the Corporation to redeem, repurchase or otherwise acquire shares of the Class A and shares of such Parity Stock); or
(ii) redeem, purchase or otherwise acquire for value any shares of the Class A (except to cure such Payment Default).

         (c) If any payment of Dividends on, or any redemption, purchase or other acquisition of, the Class A may not be made without violating the terms of any Senior Stock or Parity Stock or any binding agreement or instrument to which the Corporation is a party or subject, such payment of Dividends, or such redemption, purchase or other acquisition (as the case may be) shall not be made to the extent that the Corporation is prohibited from making such payment by the terms of such Senior Stock, Junior Stock or binding agreement or instrument (as the case may be). Any Dividends not paid by reason of the application of the foregoing terms shall accumulate and shall be paid by the Corporation as promptly as practicable after such payment may be made without violating such terms; and any Optional Redemption, Mandatory Redemption, Put Redemption or purchase pursuant to a Change of Control Offer not effected by reason of the application of the foregoing terms shall be effected by the Corporation as promptly as practicable after such payment may be made without violating such terms.

         (d) The Corporation shall not permit any of its subsidiaries to purchase or otherwise acquire for value any shares of capital stock of the Corporation unless the Corporation could, pursuant to Section 6(b) and 6(c), purchase or otherwise acquire such shares at such time and in such manner.

                                                                EXHIBIT D-PAGE 6
                                                     (to Contribution Agreement)

     SECTION 7. REACQUIRED SHARES. Any shares of the Class A redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever may be retired and canceled or may be held by the Corporation as treasury shares. All such shares retired and cancelled shall thereupon become authorized but unissued shares of the Class A available for reissue by the Board of Directors of the Corporation (or an authorized committee thereof); provided that the Corporation shall be permitted to prohibit the reissuance of retired and cancelled shares of the Class A by filing the appropriate certificate in the Office of the Secretary of State of the State of Delaware, and in such event such shares shall become authorized but unissued shares of Preferred Stock, without designation, available for reissue by the Board of Directors (or an authorized committee thereof) as part of another class or series of Preferred Stock (subject to Sections 1(c) and 8).

     SECTION 8. VOTING. (a) IN GENERAL. Except as provided above in Section 1(c) and below in this Section 8 and Section 11, the Class A shall be non-voting stock and the holders of the Class A shall not be entitled to vote on any matters presented to the stockholders of the Corporation.

         (b) CLASS VOTING IN CERTAIN EVENTS. The affirmative vote of the holders of a majority of the shares of the Class A at the time outstanding, voting separately as a single class, shall be required in order to authorize or approve: (i) the issuance of any Senior Stock or Parity Stock, (ii) any decrease in the number of authorized shares of the Class A below the sum of (x) the number of shares of the Class A then outstanding plus (y) the number of PIK Shares required to pay all Dividends on such outstanding shares and all PIK Shares assuming, for this purpose, that all subsequent Dividends will be paid entirely in PIK Shares, and (iii) any amendment to the Certificate of Incorporation that would alter or change (or result in an alteration or change in) the powers, preferences or special rights of the Class A shares adversely. With respect to any matter on which the Class A is entitled to vote separately as a single class, each outstanding whole share of the Class A shall be entitled to one vote.

         (c) VOTING REQUIRED BY LAW. The holders of the Class A shall have such other and further voting rights as shall be provided for under the General Corporation Law of the State of Delaware in effect at the time of determination.

     SECTION 9. RESTRICTION ON TRANSFER; LEGENDS. (a) Except as otherwise provided in Section 9(b), each certificate representing shares of the Class A shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities or blue sky laws of any state or other jurisdiction, and neither such shares nor any interest therein may be offered, sold, transferred, distributed, assigned or otherwise disposed of unless: (A) there is an effective registration under such Act covering such transaction, or (B) the Corporation receives an opinion from legal counsel reasonably acceptable to the Corporation to the effect that such transaction is exempt from the applicable registration requirements of such Act."

     Each offer, sale, transfer, distribution, assignment or other disposal of shares of the Class A or any interest therein shall be subject to compliance with the terms of the foregoing legend, and the Corporation may refuse to register or otherwise recognize any transfer of shares of Class A not in compliance therewith.

         (b) The restrictions imposed under Section 9(a) hereof shall terminate as to any particular shares of the Class A: (i) when, if and so long as such shares shall have been effectively registered under the Securities Act and disposed of pursuant thereto, or (ii) when and if the Corporation shall have received an opinion of counsel reasonably satisfactory to it that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Section 9(a) shall terminate as to any shares of the Class A as hereinabove provided, the holder thereof shall be entitled to receive from the Corporation, at its expense, a new Class A stock certificate without the legend called for hereunder.

         (c) Each certificate representing shares of the Class A shall also be stamped or otherwise imprinted with a legend in the form provided for in the proviso in the first sentence of Section 151(f) of the General Corporation Law of the State of Delaware (or any successor provisions thereto).

                                                                EXHIBIT D-PAGE 7
                                                     (to Contribution Agreement)

     SECTION 10. LIQUIDATION, DISSOLUTION AND WINDING UP. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of the Class A shall be entitled to receive, for each such share, $1,000 (the "LIQUIDATION VALUE") plus an amount equal to all Dividends accrued (whether or not accumulated) and unpaid thereon, whether or not declared, to and including the date of payment, and no more, before any distribution of assets shall be made to the holders of shares of the Common Stock or any other Junior Stock; and if the distributable assets of the Corporation are insufficient to make such payment in full to the holders of all outstanding shares of the Class A and any outstanding Parity Stock, such assets shall be distributed among the holders of the outstanding shares of the Class A and any such Parity Stock ratably per share in proportion to the full per share amounts to which they are respectively entitled. Prior to the time of any liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment in cash all accrued and unpaid Dividends. The Corporation shall mail (postage prepaid) or otherwise deliver written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each holder of record of the Class A.

         (b) For purposes of this Section 10, unless and to the extent otherwise specifically approved by the holders of a majority of the shares of the Class A at the time outstanding, the consolidation or merger of the Corporation with or into another Person and the sale, assignment, conveyance, exchange, lease, transfer or other disposition (excluding any of the foregoing in the nature of an assignment as collateral to secure contractual obligations) of all or substantially all of the property and assets of the Corporation shall be deemed to be a liquidation, dissolution and winding up of the Corporation, and the holders of the Class A shall be entitled to receive payment of the amount payable with respect to the Class A upon a liquidation, dissolution or winding up in cancellation of their shares of Class A upon the consummation of any such transaction; provided, however, that such a consolidation, merger, sale, assignment, conveyance, exchange, lease, transfer or other disposition shall not be deemed to be a liquidation, dissolution or winding up of the Corporation if:
(i) no Change of Control shall result from such transaction, and (ii) holders of the Class A are offered shares of senior preferred stock of the resulting, surviving, purchasing or transferee Person (as the case may be) with powers, preferences and special rights, and ranking (relative to the other outstanding capital stock of such Person), substantially the same (or better) than those of the Class A immediately prior to such transaction.

     SECTION 11. AMENDMENTS. Any provision of this Certificate of Designations may be amended by the Corporation with the written consent or vote of the Board of Directors of the Corporation and the written consent or vote of the holders of a majority of the shares of the Class A at the time outstanding, voting separately as a single class.

     SECTION 12. DEFINITIONS. For the purpose of this Certificate of Designations, the following terms, not defined elsewhere herein, have the following meanings:

     "CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of the Corporation, as amended from time to time.

     "CHANGE OF CONTROL" means any of the following events: (A) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Securities carrying 50% or more of the aggregate voting power of all classes of Voting Stock of the Corporation; (B) the Corporation merges or consolidates with or into another Person, or sells, assigns, conveys, exchanges, leases, transfers or otherwise disposes of all of substantially all of its property and assets to any Person, in any such event pursuant to a transaction in which the outstanding Voting Stock of all classes and series of the Corporation is converted into or exchanged for cash, securities or other property, other than any such transaction where: (i) the outstanding Voting Stock of each class and series of the Corporation is converted into or exchanged for Voting Stock of the surviving or transferee Person (as the case may be), and (ii) the holders of each class and series of Voting Stock of the Corporation immediately prior to such transaction own, directly or indirectly, Voting Stock carrying 50% or more of

                                                                EXHIBIT D-PAGE 8
                                                     (to Contribution Agreement)

the aggregate voting power of all classes of Voting Stock of the surviving or transferee Person (as the case may be) immediately after such transaction; or
(C) at any time, individuals who constituted the Board of Directors of the Corporation on the Original Issue Date (together with any new directors whose election by such Board of Directors, or whose nomination for election by the stockholders of the Corporation, was approved by a vote of 66-2/3% of the directors then still in office who were either directors on the Original Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Corporation then in office.

     "DEEMED ISSUE DATE" means, for any particular shares of the Class A, the date on or as of which such shares are first issued (or deemed to be issued) by the Corporation; provided that (i) Dividends paid by the issuance of PIK Shares shall have a "Deemed Issue Date" of the relevant Dividend Payment Date, and (ii) the "Deemed Issue Date" of any shares of the Class A issued pursuant to a separate agreement of the Corporation shall be such date, if any, as may be specified in such separate agreement.

     "DIVIDEND PAYMENT DATE" means the last day of December in each year, commencing with December 31, 2001, unless (in each case) any such day is not a business day, in which case such Dividend Payment Date shall be the first business day after such day.

     "DIVIDEND PERIOD" means the period from but excluding January 1 to and including December in each year; provided, however, that for any particular shares of the Class A issued (or deemed to have been issued): (i) prior to the first Dividend Payment Date, the first Dividend Period shall be the period from but excluding the Deemed Issue Date of such shares to and including the first Dividend Payment Date, and (ii) on any other date not constituting a Dividend Payment Date, the first Dividend Period shall be the period from but excluding the Deemed Issue Date of such shares to and including the next Dividend Payment Date.

     "DIVIDEND RECORD DATE" means, for each Dividend Payment Date, the close of business on the immediately preceding business day.

     "ELXSI CORP." means ELXSI Corporation, a Delaware corporation.

     "ELXSI CORP. RIGHTS PLAN" means that certain Rights Agreement, dated as of June 4, 1997 (as amended from time to time), between ELXSI Corp. and Continental Stock Transfer & Trust Company, as Rights Agent.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "JUNIOR STOCK" means the Common Stock and each class or series of Other Preferred Stock that is not Senior Stock or Parity Stock.

     "MANDATORY REDEMPTION" means a redemption of shares of the Class A pursuant to Section 3(b) hereof.

     "OPTIONAL REDEMPTION" means a redemption of shares of the Class A pursuant to Section 3(a) hereof.

     "ORIGINAL ISSUE DATE" means December 30, 2000, the first date on or as of which shares of the Class A are to be (or were) issued.

     "PARITY STOCK" means any Other Preferred Stock that, with respect to dividends and upon liquidation, dissolution or winding up of the Corporation, ranks on a parity with the Class A.

     "PERSON" means any individual, firm, corporation, limited liability company, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "PERMITTED HOLDER" means and includes: (i) ELXSI Corp; ELXSI, a California corporation and wholly owned subsidiary of ELXSI Corp.; and any other subsidiary of ELXSI Corp.; and (ii) any Milley Group Member and any Affiliate and Associate of any Milley Group Member (as such terms are defined in the ELXSI Corp. Rights Agreement).

                                                                EXHIBIT D-PAGE 9
                                                     (to Contribution Agreement)

     "PUT REDEMPTION" means a redemption of shares of the Class A pursuant to
Section 3(d) hereof.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR STOCK" means any Other Preferred Stock that, with respect to dividends and upon liquidation, dissolution or winding up of the Corporation, ranks senior to the Class A.

     "VOTING STOCK" means, of any Person, outstanding securities of all classes of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to elect directors of such Person.

     IN WITNESS WHEREOF, this Certificate of Designations has been executed by the Corporation this day of December, 2000.

                                       BICKFORD'S HOLDINGS COMPANY, INC.


                                       By:
                                          ------------------------------
                                          Name:
                                          Title: